Execution Copy


                          STOCK PURCHASE AGREEMENT

                             TABLE OF CONTENTS


                                                                          PAGE

ARTICLE I...................................................................1


ARTICLE II. PURCHASES.......................................................2

   2.1  PURCHASE OF COMPANIES COMMON STOCK..................................2
   2.2  PURCHASE PRICE......................................................2
   2.3  WORKING CAPITAL ADJUSTMENT..........................................2
   2.4  TAKING OF NECESSARY ACTION; FURTHER ACTION..........................4
   2.5  ACCRUED BONUS PAYMENTS..............................................4

ARTICLE III. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES.........5

   3.1  ORGANIZATION OF THE COMPANIES.......................................5
   3.2  CAPITALIZATION OF THE COMPANIES.....................................5
   3.3  AUTHORIZATION.......................................................6
   3.4  OFFICERS AND DIRECTORS..............................................6
   3.5  BANK ACCOUNTS.......................................................6
   3.6  SUBSIDIARIES........................................................6
   3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS................................7
   3.8  TITLE TO ASSETS; REAL PROPERTY MATTERS..............................9
   3.9  SUFFICIENCY OF ASSETS...............................................9
   3.10 FIXTURES AND EQUIPMENT.............................................10
   3.11 CONTRACTS..........................................................10
   3.12 NO CONFLICT OR VIOLATION; CONSENTS.................................12
   3.13 PERMITS............................................................12
   3.14 FINANCIAL STATEMENTS; BOOKS AND RECORDS............................12
   3.15 LIABILITIES........................................................12
   3.16 LITIGATION.........................................................13
   3.17 LABOR MATTERS......................................................13
   3.18 EMPLOYEE BENEFITS..................................................14
   3.19 TRANSACTIONS WITH RELATED PARTIES..................................16
   3.20 COMPLIANCE WITH LAW................................................16
   3.21 INTELLECTUAL PROPERTY..............................................16
   3.22 TAX MATTERS........................................................17
   3.23 INSURANCE..........................................................18
   3.24 PURCHASE COMMITMENTS AND OUTSTANDING BIDS..........................18
   3.25 PAYMENTS...........................................................18
   3.26 CUSTOMERS AND SUPPLIERS............................................18
   3.27 ENVIRONMENTAL MATTERS..............................................19
   3.28 BROKERS; TRANSACTION COSTS.........................................19
   3.29 NO OTHER AGREEMENTS TO SELL........................................20
   3.30 YEAR 2000 MATTERS..................................................20
   3.31 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.................20

ARTICLE IV. REPRESENTATIONS AND WARRANTIES REGARDING THE STOCKHOLDERS......20

   4.1  AUTHORITY..........................................................20
   4.2  ORGANIZATION.......................................................21
   4.3  OWNERSHIP OF SHARES................................................21
   4.4  NO CONFLICTS.......................................................21
   4.5  CONSENTS, APPROVALS, ETC...........................................21
   4.6  BROKERS............................................................22

ARTICLE V. REPRESENTATIONS AND WARRANTIES REGARDING CORDANT................22

                             TABLE OF CONTENTS
                                (Continued)
                                                                         PAGE

  5.1  ORGANIZATION OF CORDANT.............................................22
  5.2  AUTHORIZATION.......................................................22
  5.3  NO CONFLICT OR VIOLATION............................................23
  5.4  CONSENTS............................................................23
  5.5  NO BROKERS..........................................................23
  5.6  LITIGATION..........................................................23
  5.7  SEC REPORTS OF CORDANT..............................................23
  5.8  APPROVAL............................................................24

ARTICLE VI. COVENANTS......................................................24

  6.1  FURTHER ASSURANCES..................................................24
  6.2  NO SOLICITATION.....................................................26
  6.3  NOTIFICATION OF CERTAIN MATTERS.....................................26
  6.4  ACCESS TO INFORMATION...............................................27
  6.5  CONDUCT OF BUSINESS.................................................27
  6.6  EMPLOYEES...........................................................28
  6.7  RESIGNATIONS........................................................28
  6.8  YEAR 2000 COMPLIANCE................................................29

ARTICLE VII. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS.................29

  7.1  REPRESENTATIONS, WARRANTIES AND COVENANTS...........................29
  7.2  APPROVALS...........................................................29
  7.3  NO ACTIONS OR COURT ORDERS..........................................30
  7.4  CLOSING DOCUMENTS...................................................30
  7.5  OPINION OF COUNSEL..................................................30

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF CORDANT.........................30

  8.1  REPRESENTATIONS, WARRANTIES AND COVENANTS...........................30
  8.2  APPROVALS; CONSENTS.................................................31
  8.3  NO ACTIONS OR COURT ORDERS..........................................31
  8.4  CLOSING DOCUMENTS...................................................31
  8.5  OPINION OF COUNSEL..................................................31
  8.6  MATERIAL ADVERSE CHANGE.............................................31

ARTICLE IX. CLOSING........................................................31

  9.1 DELIVERIES BY THE COMPANIES OR THE STOCKHOLDERS TO CORDANT...........31
  9.2 DELIVERIES BY CORDANT................................................32

ARTICLE X. SURVIVAL AND INDEMNIFICATION....................................33

  10.1  SURVIVAL OF REPRESENTATIONS, ETC.; EXCLUSIVE REMEDIES..............33
  10.2  INDEMNIFICATION BY STOCKHOLDERS....................................33
  10.3  INDEMNIFICATION BY CORDANT.........................................35
  10.4  NOTICE; COOPERATION; DEFENSE; ETC..................................35
  10.5  TIME LIMITATIONS; RECOVERABLE DAMAGES..............................36
  10.6  TAX INDEMNIFICATION................................................37

ARTICLE XI. MISCELLANEOUS..................................................37

  11.1  TERMINATION........................................................37
  11.2  BOOKS AND RECORDS;TAX MATTERS......................................38
  11.3  ASSIGNMENT; NO THIRD PARTY BENEFICIARIES...........................41

                             TABLE OF CONTENTS
                                (Continued)
                                                                         PAGE

  11.4  NOTICES............................................................41
  11.5  CHOICE OF LAW......................................................42
  11.6  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS...........................43
  11.7  COUNTERPARTS.......................................................43
  11.8  INVALIDITY.........................................................43
  11.9  EXPENSES...........................................................43
  11.10 PUBLICITY..........................................................43
  11.11 DEFINED TERMS......................................................43
  11.12 TRUSTEE LIABILITY..................................................50
  11.13 INTERPRETATION PROVISIONS..........................................50

                               EXHIBIT INDEX


EXHIBIT A     Ownership of Companies Common Stock

EXHIBIT B     Allocation of Purchase Price

EXHIBIT C     June 30, 1999 Balance Sheet for the Companies

EXHIBIT D-1   Form of Opinion of Counsel to Cordant

EXHIBIT D-2   Form of Opinion of Counsel to the Companies and the Stockholders

EXHIBIT E     Form of Employment Agreement

EXHIBIT F     Form of Senior Advisor and Employment Agreement

                          STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "AGREEMENT") is entered into as of September 7, 1999 by and among (i) Cordant Technologies Inc., a Delaware corporation ("CORDANT"), (ii) Continental/Midland, Inc., a Delaware corporation ("Continental/Midland"), KORE, Inc., an Illinois corporation ("KORE"), and KORE II, Inc., an Illinois corporation
     ("KORE II" and together with KORE and Continental/Midland, the "COMPANIES"), (iv) Robert S. Kaminski, not individually, but solely as trustee of the Robert S. Kaminski Revocable Trust dated June 17, 1988 (the "RSK TRUSTEE"), (v) Mary Ann Kaminski and Lawrence H. Brenman, not individually, but solely as co-trustees of (A) the David Michael Kaminski Trust dated December 25, 1992 (in such capacity, the "DMK TRUSTEES"), (B) the Janice Marie Kaminski Trust dated December 25, 1992 (in such capacity, the "JMK TRUSTEES"), and (C) the Robert Michael Kaminski Trust dated December 25, 1992 (in such capacity, the "RMK TRUSTEES"), and (vi) Mary Ann Kaminski, an individual (Ms. Kaminski, individually, together with the RSK Trustee, the DMK
     Trustees, the JMK Trustees and the RMK Trustees, are herein collectively referred to as the "STOCKHOLDERS."

                                  RECITALS
                                  --------

          A. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders desire to sell to Cordant, and Cordant desires to purchase from the Stockholders all of the Companies Common Stock.

          B. The Board of Directors of Cordant has determined that the Purchases are advisable and fair to and in the best interests of Cordant's stockholders and has approved this Agreement and the transactions contemplated hereby. The respective Boards of Directors of each of the Companies have approved this Agreement and the transactions contemplated hereby.

          C. The Stockholders collectively own all of the outstanding common stock of the Companies in the amounts and percentages set forth on EXHIBIT A hereto. Each of the Stockholders has approved this Agreement and the transactions contemplated by this Agreement.

          D. Cordant, the Companies and the Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the Purchases and also prescribe various conditions to the Purchases as set forth in this Agreement.

                                 AGREEMENT
                                 ---------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                ARTICLE I.

                          [Intentionally Omitted]

                                ARTICLE II.
                                 PURCHASES

2.1 PURCHASE OF COMPANIES COMMON STOCK. On and subject to the terms and conditions of this Agreement, Cordant agrees to purchase from each of the Stockholders, and each of the Stockholders agrees to sell to Cordant, all of its or her shares of Companies Common Stock for the consideration specified in this Article II (the "PURCHASES").

2.2 PURCHASE PRICE. The aggregate Purchase Price for the shares of Companies Common Stock shall be $106 million LESS Debt as of the Closing Date PLUS Cash as of the Closing Date, PLUS or MINUS the adjustment set forth in Section 2.3 (the "PURCHASE PRICE"). The Purchase Price shall be allocated among the Stockholders in the manner set forth on EXHIBIT B (to be delivered at Closing) and will be paid by Cordant at the Closing to the Stockholders by wire transfer of immediately available funds to accounts designated by the Stockholders.

2.3 WORKING CAPITAL ADJUSTMENT. At the Closing, the parties shall calculate an adjustment with respect to Consolidated Working Capital in accordance with the following:

          (a) ESTIMATED WORKING CAPITAL. At the Closing, the Companies shall deliver to Cordant an estimated consolidating balance sheet setting forth an estimate of the balance sheets of the Companies as of the Closing Date, which are prepared using the same assumptions used in preparing the June 30 Consolidating Balance Sheet (as defined in Section 2.3(b)) and an estimation of Consolidated Working Capital, Debt and Cash as of the Closing Date (the "ESTIMATED CONSOLIDATING BALANCE SHEET"). At the Closing, (i) Cordant shall pay to the Stockholders (pro rata based on the Purchase Price payable to the Stockholders of the Company with respect to which the adjustment was made) the amount by which the Consolidated Working Capital set forth on the Estimated Consolidating Balance Sheet is greater than the Target Working Capital, or (ii) the Stockholders shall pay (pro rata based on the Purchase Price payable to the Stockholders of the Company with respect to which the adjustment was made) to Cordant the amount by which the Consolidated Working Capital set forth on the Estimated Consolidating Balance Sheet is less than the Target Working Capital (in either case, the "ESTIMATED ADJUSTMENT AMOUNT"). The amount of the Consolidated Working Capital set forth on the Estimated Consolidating Balance Sheet is referred to herein as the "ESTIMATED WORKING CAPITAL." Amounts, if any, payable by the Stockholders at the Closing pursuant to this Section 2.3(a) may be made through a net wire transfer of the Purchase Price.

          (b) DEFINITIONS. For purposes of this Agreement:

          "CASH" shall mean cash and cash equivalents.

          "DEBT" shall mean, with respect to any Person, any liability (including, without limitation, accrued but unpaid interest) in respect of
(i) borrowed money, (ii) capitalized lease obligations and (iii) obligations under interest rate agreements and currency agreements, excluding intercompany debt; PROVIDED, HOWEVER, Debt shall not include accounts payable or accrued liabilities.

          "CONSOLIDATED  WORKING CAPITAL" shall mean as of the Closing Date
(i) the sum of Accounts Receivable, Inventory, Investments, Tooling, CSV Life Insurance and Prepaid Assets, LESS (ii) the sum of Accounts Payable and Accrued Liabilities, all as determined in the same manner and using the same assumptions used in preparing the consolidating balance sheet dated June 30, 1999 attached hereto as EXHIBIT C (the "JUNE 30 CONSOLIDATING BALANCE SHEET"). The Estimated Consolidating Balance Sheet and the Closing Consolidating Balance Sheet shall include an accrual for $1,854,328 for the Deferred Compensation Plan (as defined in Section 3.15); PROVIDED, HOWEVER, only $927,164 of that amount shall be included in Consolidated Working Capital.

          "TARGET WORKING CAPITAL" for the Companies (based on the June 30 Consolidating Balance Sheet) equals $13,262,000 (calculated as Current Assets (excluding Cash) of $23,656,000 LESS Current Liabilities (excluding the current portion of Debt) of $10,394,000).

          (c) CLOSING WORKING CAPITAL; ADJUSTMENT NOTICE. Within 60 days after the Closing, the Stockholders' Representative shall deliver to Cordant a consolidating balance sheet as of the Closing Date, including the Consolidated Working Capital, Debt and Cash as of the Closing Date (the "CLOSING CONSOLIDATING BALANCE SHEET"). The Closing Consolidating Balance Sheet shall not reflect any actions taken by the Companies or Cordant after the Closing. The Closing Consolidating Balance Sheet also shall set forth the difference, if any, between the Estimated Adjustment Amount and the Final Adjustment Amount (as defined below) and any differences between the amounts of Cash and Debt set forth on the Closing Consolidating Balance Sheet and such amounts on the Estimated Consolidating Balance Sheet. The "FINAL ADJUSTMENT AMOUNT" shall be the difference between the Consolidated Working Capital and the Target Working Capital. The Closing Consolidating Balance Sheet shall be prepared by the Stockholders' Representative, and the Final Adjustment Amount will be determined, in the same manner and using the same assumptions used in preparing the June 30 Consolidating Balance Sheet. The Closing Consolidating Balance Sheet shall be final and binding on the parties unless within 30 days after receipt thereof, Cordant provides the Stockholders' Representative with written notice disputing the calculation of Consolidated Working Capital, Debt or Cash on the Closing Consolidating Balance Sheet (the "ADJUSTMENT NOTICE"). The Adjustment Notice shall specify in reasonable and sufficient detail the nature of any disagreement so asserted and the amount of Consolidated Working Capital, Debt or Cash proposed by Cordant. If an Adjustment Notice is received by the Stockholders' Representative in a timely manner, then the Closing Consolidating Balance Sheet shall become final and binding upon the parties on the earlier of (i) the date Cordant and the Stockholders' Representative resolve in writing any differences they have with respect to the matters set forth in the Adjustment Notice, or (ii) the date any disputed matters are finally resolved in writing by the Arbitrator appointed pursuant to
Section 2.3(d).

          (d) RESOLUTION OF DISPUTES; ARBITRATION. During the 30-day period following the delivery of the Adjustment Notice, Cordant and the Stockholders' Representative shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Adjustment Notice. If, at the end of such 30-day period, Cordant and the Stockholders' Representative have not reached agreement on such matters, the matters which remain in dispute shall be submitted to an arbitrator (the "Arbitrator") for review and resolution. The arbitrator shall be PriceWaterhouseCoopers, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Cordant and the Stockholders' Representative in writing. The Arbitrator shall render a written decision resolving the matters in dispute within 30 days following their submission to such Arbitrator, which decision shall be final and binding upon the parties. In the event the parties submit any matters to the Arbitrator pursuant to this
Section 2.3(d), Cordant and the Stockholders will share the expenses of the Arbitrator as follows: (i) if the Arbitrator resolves all of such matters in favor of Cordant, the Stockholders will be responsible for all of the fees and expenses of the Arbitrator; (ii) if the Arbitrator resolves all of such matters in favor of the Stockholders, Cordant will be responsible for all of the fees and expenses of the Arbitrator; (iii) if the Arbitrator resolves some of such matters in favor of Cordant and the rest of such matters in favor of the Stockholders, (A) Cordant will be responsible for that fraction of the fees and expenses of the Arbitrator equal to (x) the difference between the Consolidated Working Capital amount proposed by Cordant in the Adjustment Notice and the amount thereof determined by the Arbitrator, DIVIDED BY (y) the difference between the Consolidated Working Capital proposed by Cordant in the Adjustment Notice and the value set forth in the Closing Consolidating Balance Sheet, and (B) the Stockholders shall be responsible for the remaining fees and expenses of the Arbitrator.

          (e) FINAL SETTLEMENT OF WORKING CAPITAL ADJUSTMENT. Once the final Consolidated Working Capital, Cash and Debt amounts set forth on the Closing Consolidating Balance Sheet, including the Final Adjustment Amount, are established pursuant to this Section 2.3, then (i) Cordant shall promptly pay to the Stockholders (pro rata based on the Purchase Price allocated to the Stockholders) the amount by which the Final Adjustment Amount is greater than the Estimated Adjustment Amount, or (ii) the Stockholders shall promptly pay (pro rata based on the Purchase Price allocated to the Stockholders) to Cordant the amount by which the Final Adjustment Amount is less than the Estimated Adjustment Amount, in either case by wire transfer of immediately available funds to an account designated by the recipient of such funds.

          (f) STOCKHOLDERS' REPRESENTATIVE. In order to administer the provisions of this Section 2.3 and Article X on behalf of the Stockholders, the Stockholders hereby appoint Robert S. Kaminski, or if he ceases to be the Stockholders' Representative, Mary Ann Kaminski, to act as their representative (the "STOCKHOLDERS' REPRESENTATIVE").

2.4 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Cordant, the Companies and the Stockholders shall take all such reasonable lawful action as may be necessary or appropriate in order to effect the Purchases in accordance with this Agreement as promptly as practicable and to execute and deliver all such proper deeds, assignments, and assurances as are reasonably necessary and do all other things reasonably necessary or desirable to continue to vest, perfect or confirm title to such property or rights in the Companies after the Closing and otherwise to carry out the purpose of this Agreement, in the name of such Company or otherwise.

2.5 ACCRUED BONUS PAYMENTS. Cordant agrees to pay, or cause to be paid, at the Closing or within 15 Business Days thereafter, an amount not to exceed $5,000,000 representing accrued bonus and profit sharing contributions in the manner, to the Persons and in the respective amounts set forth on a schedule thereof to be provided by the Companies prior to the Closing

Date. The amount shall be included on the Estimated Consolidating Balance Sheet and the Closing Consolidating Balance Sheet.

                               ARTICLE III.
           REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

          Except as set forth on the Companies Disclosure Schedule, each of the Stockholders (severally, and not jointly and severally) and the Companies jointly and severally makes the following representations and warranties to Cordant:

3.1 ORGANIZATION OF THE COMPANIES. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Companies has full corporate power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, its Assets. Each of the Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its Business or the ownership of its properties, except where the failure to be so qualified would not have a Material Adverse Effect. Each jurisdiction in which each of the Companies is qualified to do business as a foreign corporation is set forth in Section 3.1 of the Companies Disclosure Schedule. Copies of the Articles of Incorporation or the Certificate of Incorporation and Bylaws of each of the Companies heretofore delivered to Cordant are accurate and complete.

3.2      CAPITALIZATION OF THE COMPANIES

          (a) The authorized capital stock of the Companies consists of (i) 56,047 shares of Continental/Midland Common Stock, of which 56,000 shares constitute Series 1 Common Stock and 47 shares constitute Series 2 Common Stock, (ii) 1,000,000 shares of KORE Common Stock, and (iii) 1,000 shares of KORE II Common Stock, of which 10 shares constitute Class A Common Stock and 990 shares constitute Class B Common Stock. As of the date hereof, there are issued and outstanding (A) with respect to Continental/Midland, 55,813.14 shares of Series 1 Common Stock and 46.86 shares of Series 2 Common Stock, (B) with respect to KORE, 50,000 shares of KORE Common Stock, and (C) with respect to KORE II, 10 shares of Class A Common Stock and 990 shares of Class B Common Stock. None of the Companies has any other capital stock authorized, issued or outstanding.

          (b) Except for this Agreement, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Companies. No shares of capital stock of any of the Companies are reserved for future issuance.

          (c) All outstanding shares of the Companies Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, the respective Articles or Incorporation or Certificate of Incorporation or Bylaws of the Companies, or any Contract, other than as set forth in Section 3.2(c) of the Companies Disclosure Schedule. The shares of the Companies Common Stock have been or will be issued in compliance with all federal and state corporate and securities laws.

          (d) Except pursuant to this Agreement, there is outstanding no vote, plan or pending proposal for any redemption of stock of the Companies or merger or consolidation of the Companies with or into any other entity.

3.3 AUTHORIZATION. Each of the Companies has all necessary corporate power and authority to enter into this Agreement and has taken or will take prior to the Closing Date all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by each of the Companies, and the performance by each of the Companies of its obligations hereunder and the consummation by each of the Companies of the transactions contemplated hereby, have been duly authorized by its Board of Directors. This Agreement has been duly executed and delivered by each of the Companies and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of the Companies enforceable against it in accordance with its terms, except as enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and general principles of equity.

3.4 OFFICERS AND DIRECTORS. Section 3.4 of the Companies Disclosure Schedule contains a list of all of the officers and directors of the Companies as of the date hereof.

3.5 BANK ACCOUNTS. Section 3.5 of the Companies Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Companies, MSD Stamping, Inc. ("MSD") and Patco, L.P. ("PATCO"), and persons authorized to draw thereon or have access thereto.

3.6 SUBSIDIARIES

          (a) Other than KORE II's equity interests in MSD and Continental/Midland's equity interests in PAT Tool, Inc. ("PAT TOOL"), International Pin and Patco, none of the Companies owns or holds, directly or indirectly, any equity interest of any kind in any Person. Each of MSD, Patco, International Pin and PAT Tool is referred to herein as a "SUBSIDIARY" and collectively as the "SUBSIDIARIES."

          (b) Section 3.6 of the Companies Disclosure Schedule sets forth the jurisdiction and date of formation, any officers and directors, authorized stock or other equity interests, the current owners of its equity and their respective ownership interests therein of each Subsidiary and any jurisdictions in which any such Subsidiary is qualified to do business as a foreign corporation or partnership. Each Subsidiary that is a corporation (i) is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its

Business in all respects as currently conducted by it and (iii) is duly qualified as a foreign corporation to do business and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities requires such qualification, except for such jurisdictions where failure to be so qualified would not have a Material Adverse Effect. Patco (i) is duly formed and validly existing under the laws of its jurisdiction of formation, (ii) has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its Business in all respects as currently conducted by it and (iii) is duly qualified to do business and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities requires such qualification, except for such jurisdictions where failure to be so qualified would not have a Material Adverse Effect. Copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of each Subsidiary heretofore delivered to Cordant are accurate and complete. Subject, in the case of Patco, to the Patco L.P. Limited Partnership Agreement dated September 30, 1992, in the case of PAT Tool, to the PAT Tool Shareholder Agreement dated September 30, 1992, and in the case of International Pin, to the Amended and Restated Joint Venture Agreement between CMI and Powers Products I, L.L.C. dated April 1, 1995,
(i) the shares of capital stock or other equity interests of each Subsidiary that are owned by the Companies are owned free and clear of any Encumbrances of any kind (except those of the Banks) and are fully paid and nonassessable and (ii) there are no options, warrants or rights of conversion or any other Contract relating to any Subsidiary obligating such Subsidiary, directly or indirectly, to issue additional shares of its capital stock or other securities or other equity interests.

3.7  ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth on Section
3.7 of the Companies Disclosure Schedule, since the Balance Sheet Date there has not been any:

          (a) Material Adverse Change;

          (b) failure to operate the Business of any of the Companies, MSD or Patco in the ordinary course of business or failure to use commercially reasonable efforts to preserve such Business intact and to preserve the continued services of the employees and independent contractors of the Companies, MSD and Patco and the goodwill of suppliers, customers and others having business relations with the Companies, MSD or Patco;

          (c) resignation or termination of any officer or key employee, or any increase (outside the ordinary course of business) in the rate of compensation payable or to become payable to any officer, key employee or consultant of any of the Companies, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person (outside the ordinary course of business), or the addition to, modification of, or contribution to any Employee Plan of the Companies or MSD other than the extension of coverage under any such Employee Plan to others who became eligible after the Balance Sheet Date;

          (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or Assets of the Companies or MSD to, or entering into of any Contract with, any Related Party of the Companies or MSD, except (i) directors' fees, (ii) compensation to employees in the ordinary course of business, (iii) intercompany indebtedness, (iv) sales of Inventory in the ordinary course of business for cash or on credit, (v) common paymaster arrangements, and (vi) distributions to Stockholders of Cash;

          (e) sale, assignment, license, transfer or encumbrance of any Assets of the Companies or MSD, tangible or intangible, singly or in the aggregate, other than sales of products and services and licenses in the ordinary course of business;

          (f) new Contracts of the Companies or MSD, or extensions, modifications,terminations or renewals thereof, except for such Contracts
(i) entered into, modified or terminated in the ordinary course of business or (ii) entered into in connection with the transactions contemplated hereby or by any Ancillary Agreement;

          (g)  to  the  Companies'   knowledge,   except  with  respect  to
International Pin, actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or, to the knowledge of the Companies, the occurrence of any event that is likely to result in any such termination or reduction;

          (h) to the Companies' knowledge, actual or threatened termination by any material supplier to the Companies, MSD or Patco;

          (i) disposition or lapsing of any Proprietary Rights of the Companies or MSD, in whole or in part, or, to the knowledge of the Companies, any disclosure of any material trade secret, process or know-how to any Person not an employee or, to the extent bound by an agreement with respect to the confidentiality and non-disclosure thereof, any other Representative of the Companies or their Affiliates;

          (j) material change in accounting methods or practices by the Companies. MSD or Patco;

          (k) damage, destruction or loss (whether or not covered by insurance) that would likely have a Material Adverse Effect;

          (l) except for intercompany distributions, declaration, setting aside or payment of dividends or distributions in respect of any stock of any of the Companies or MSD, or any redemption, purchase or other acquisition of any equity securities of any of the Companies or MSD;

          (m) issuance or reservation for issuance by any of the Companies or MSD of any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

          (n) commitment by or on behalf of any of the Companies or MSD to issue or reserve for issuance, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities (other than stock options granted in the ordinary course of business);

          (o) amendment of the charter or bylaws of any of the Companies or MSD;

          (p) capital expenditure or execution of any lease or any incurring of liability therefor by any of the Companies or MSD outside the ordinary course of business;

          (q) cancellation of any material indebtedness or waiver of any rights of substantial value to the Companies or MSD, except in the ordinary course of business;

          (r) indebtedness incurred by the Companies or MSD for borrowed money or any commitment to borrow money entered into by the Companies or MSD, except in the ordinary course of business, or any loans made or agreed to be made by the Companies or MSD (excluding intercompany indebtedness and advances to employees in the ordinary course of business);

          (s) any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (t) acquisition by the Companies or MSD of any equity interest in any other Person; or

          (u) agreement by the Companies or MSD to do any of the foregoing.

3.8      TITLE TO ASSETS; REAL PROPERTY MATTERS

          (a) The Companies and MSD have good and marketable title to, or a valid leasehold interest in, their respective Assets reflected in the Companies Balance Sheet. Except as set forth on Section 3.8 of the Companies Disclosure Schedule, no Assets of the Companies or MSD are subject to any Encumbrances, other than Permitted Encumbrances.

          (b) Section 3.8 of the Companies Disclosure Schedule contains a list of all real property and interests in real property owned or leased by the Companies or MSD (the "REAL PROPERTY"). The Companies have delivered true and complete copies of the most recent title insurance policies covering the Real Property owned by the Companies and MSD which are in the possession or control of the Companies (the "TITLE POLICIES"). To the knowledge of the Companies, there are no Encumbrances on the Real Property owned by Continental/Midland, other than Permitted Encumbrances and any Encumbrances described in Section 3.8 of the Companies Disclosure Schedule. The uses for which the buildings, facilities and other improvements located on the Real Property (the "IMPROVEMENTS") are zoned do not materially restrict, or in any manner materially impair, the use of the Improvements for purposes of the Businesses of the Companies and MSD. Except as set forth in Section 3.8 of the Companies Disclosure Schedule, the Companies or MSD is the lessee and is in possession of each of the leased premises set forth on Section 3.8 of the Companies Disclosure Schedule. Each such lease pursuant to which such leasehold estate is granted is valid and without any material Default thereunder by the Companies, or, to the knowledge of the Companies, the landlord. Except as set forth in Section 3.8 of the Companies Disclosure Schedule, there is no pending or, to the knowledge of the Companies, threatened, condemnation, eminent domain or similar proceeding with respect to the Real Property or the Improvements. Except as set forth on Section 3.8 of the Companies Disclosure Schedule, there are no capitalized leases of real or personal property.

3.9 SUFFICIENCY OF ASSETS. The Assets of the Companies and MSD constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of their respective Businesses.

3.10 FIXTURES AND EQUIPMENT. Section 3.10 of the Companies Disclosure Schedule contains a schedule of all machinery and equipment of the Companies and MSD where the value of an individual item exceeds $50,000 or where an aggregate of similar items exceeds $100,000.

3.11     CONTRACTS

          (a) DISCLOSURE. Section 3.11 of the Companies Disclosure Schedule sets forth a complete and accurate list of all Contracts of the Companies and MSD of the following categories that are currently enforceable with respect to any provision thereof (except for loan agreements with the Banks and except for Contracts for the sale of product or purchase of raw material in the ordinary course of business);

               (i) Contracts not made in the ordinary course of business (including partnership agreements);

               (ii) Manufacturing or joint development agreements;

               (iii) License agreements or royalty agreements, whether any of the Companies or MSD is the licensor or licensee thereunder (other than software licenses available to and used by businesses generally);

               (iv) Multi-year sales contracts;

               (v)   Original   equipment   manufacturer    agreements   or
distributor agreements;

               (vi) Research agreements;

               (vii) Output or requirement agreements;

               (viii) Contracts involving aggregate future expenditures by the Companies or the receipt of funds by the Companies in excess of $250,000 per Contract (or related Contracts) after the date hereof;

               (ix)   Material   Contracts  or   commitments   relating  to
commission arrangements with others;

               (x) Employment contracts, consulting contracts and severance agreements, including contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or stockholders of any of the Companies or MSD, or (B) that will result in the payment by, or the creation of any Liability to pay, any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (xi)  Promissory  notes,  loans,   agreements,   indentures,
evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money in excess of $250,000, whether the Companies or MSD shall be the borrower, lender or guarantor thereunder (excluding loan documents with the Banks, credit provided by the Companies or MSD in the ordinary course of business to purchasers of its products, obligations to pay vendors and service providers in the ordinary course of business generally and obligations to employees for accrued salary, vacation, benefits or other compensation or for reimbursable expenses);

               (xii) Contracts containing covenants limiting the freedom of the Companies or MSD or, to the knowledge of the Stockholders, any officer, director, employee or Affiliate of the Companies or MSD, to engage in any line of business or compete with any Person;

               (xiii) Any material Contract with the federal, state or local government or any agency or department thereof (excluding purchase orders for off-the-shelf products);

               (xiv) Any Contract with a Related Party of the Companies or MSD (excluding employment Contracts, intercompany loans and guarantees and intercompany sales of goods and services); and

               (xv) Leases of real or personal property obligating the Companies or MSD to pay in excess of $50,000 per year per lease.

True,  correct  and  complete  copies  of all of the  Contracts  listed  on
Schedule 4.11, including all amendments and supplements thereto, have been made available to Cordant.

          (b) ABSENCE OF DEFAULTS. All material Contracts of the Companies, MSD and Patco, including all leases of real property, are valid and binding obligations of, and enforceable in all material respects in accordance with their terms against, the Companies, MSD, Patco and, to the knowledge of the Companies, the other parties thereto, and there are no existing (or to the knowledge of the Companies, threatened) material Defaults or disputes thereunder or in connection therewith. No written notice of any claim of material Default has been given to the Companies, MSD or Patco. Except for delays in the ordinary course of business, the Companies have no reason to believe that the products and services called for by any of the unfinished Contracts of the Companies, MSD and Patco cannot be supplied substantially in accordance with the terms of such Contract, including time specifications.

          (c) PRODUCT WARRANTY. To the knowledge of the Companies, there has been no occurrence which is expected to give rise to a material product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of any of the Companies, MSD or Patco, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date other than as set forth in the Companies Financial Statements or as may have occurred in the ordinary course of business.

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

3.12 NO CONFLICT  OR  VIOLATION;  CONSENTS.  Except as set forth on Section
3.12 of the Companies Disclosure Schedule, none of the execution, delivery or performance by the Companies of this Agreement, the consummation by the Companies of the transactions contemplated hereby, nor compliance by the Companies with any of the provisions hereof, will (a) violate or conflict with any provision of its governing documents, (b) to the knowledge of the Companies, violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under or result in the creation of any Encumbrance upon any of their respective Assets under, any material Contract or other material arrangement to which the Companies or MSD is a party or by which the Companies or MSD are bound or to which any of their respective material Assets are subject, (c) violate any Regulation or Court Order applicable to the Companies or MSD, or (d) impose any Encumbrance on any of the material Assets of the Companies or MSD. Except for (i) applicable requirements of the HSR Act and (ii) as set forth on
Section 3.12 of the Companies Disclosure Schedule, to the knowledge of the Companies, no notices to, declarations, filings or registrations with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Companies or MSD in connection with the execution, delivery or performance of this Agreement or the consummation of the Purchases, except where the failure to obtain such consent, approval, authorization or action, or to make such filing, declaration, registration or notification would not, when taken together with all other such failures by the Companies, have a material adverse effect on the ability of the Companies to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

3.13 PERMITS. The Companies and MSD have, and during the past three years have had, all Permits required under any applicable Regulation in the operation of their Businesses or in their ownership of their Assets, and own or possess such Permits free and clear of all Encumbrances, except, in each case, where the failure would not have a Material Adverse Effect. None of the Companies or MSD is in default, nor has any of the Companies or MSD received any notice of any claim of default, with respect to any such Permit except where the default would not have a Material Adverse Effect.

3.14 FINANCIAL STATEMENTS; BOOKS AND RECORDS. The Companies Financial Statements fairly present in all material respects the Assets, Liabilities and financial condition and results of operations of the respective Companies (and, with respect to KORE II, of KORE II and MSD on a consolidated basis) as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied throughout the periods covered thereby, except as otherwise indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments that are not expected to be material in amount, and except that the Deferred Compensation Plan is not reflected as a Liability on the Companies Financial Statements. The stock records of the Companies and MSD heretofore made available to Cordant are complete in all material respects and reflect all issuances, transfers and redemptions of capital stock of the Companies and, to the Companies' knowledge, MSD.

3.15 LIABILITIES. None of the Companies or MSD has any material Liabilities or obligations (absolute, accrued, contingent or otherwise) that would be required to be reflected on or reserved against in a balance sheet prepared in accordance with GAAP except (i) Liabilities which are reflected or disclosed in the Companies Financial Statements (including the notes thereto), (ii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date, (iii) Liabilities arising under the Contracts of the Companies and MSD and which have arisen or been incurred in the ordinary course of business, (iv) Liabilities (including Liabilities arising under any Contracts disclosed in the Companies Disclosure Schedule) disclosed in this Agreement or in the Companies Disclosure Schedule, (v) obligations under Continental/Midland's Selective Executive Profit Sharing Program (the "DEFERRED COMPENSATION PLAN"), (vi) obligations to pay the bonuses and profit-sharing contributions referred to in Section 2.5, (vii) Liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, and
(viii) Liabilities of International Pin reflected on the financial statements, including the notes thereto, of International Pin.

3.16 LITIGATION. Except as set forth on Section 3.16 of the Companies Disclosure Schedule, there is no Action (or series of related Actions) pending or, to the knowledge of the Companies, threatened or anticipated
(i) against, relating to or affecting the Companies, MSD or Patco or any of their material Assets or any of their officers and directors as such involving an amount in excess of $250,000, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent the Companies from consummating the transactions contemplated hereby. Except for matters which are generally applicable to companies engaged in a business comparable or similar to the Businesses of the Companies, MSD or Patco and except as specified in Section 3.16 of the Companies Disclosure Schedule, there are presently no outstanding judgments, decrees or orders of any court or, to the knowledge of the Companies, any governmental or administrative agency against or materially adversely affecting the Companies, MSD or Patco or their Businesses or any of their Assets.

3.17     LABOR MATTERS

          (a) Except as set forth in Section 3.17 of the Companies Disclosure Schedule, none of the Companies or MSD is a party to any labor agreement with respect to its employees with any labor organization, group or association and, to the knowledge of the Companies, has not been within the past three years the subject of any formal attempt by organized labor or its officials to make the Companies or MSD conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Companies or MSD. Except as set forth in Section 3.17 of the Companies Disclosure Schedule, there is no unfair labor practice charge or complaint against any of the Companies or MSD pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Companies or MSD, and none of the Companies has any knowledge of any facts or information which would reasonably be expected to give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of the Companies, threatened against the Companies or MSD; and none of the Companies or MSD has experienced a work stoppage.

          (b) Except as set forth in Section 3.17 of the Companies Disclosure Schedule, none of the Companies or MSD has entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation (absolute or contingent) to make any payment to any present or former employee following termination of employment. Except as set forth in
Section 3.17 of the Companies Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or the creation or vesting of any rights of any Person to benefits under any of the Employee Plans of the Companies or MSD, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the creation of rights under any severance, parachute or change of control agreement.

3.18     EMPLOYEE BENEFITS

          (a) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Section 3.18 of the Companies Disclosure Schedule contains a complete list of Employee Plans covering any employees of the Companies or MSD (with respect to their relationship with such entities). True and complete copies of each of the following documents have been delivered or made available to Cordant by the Companies: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the employees of the Companies or MSD and all annuity contracts or other funding instruments,
(ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the Companies' employees (including descriptions of the number and level of employees covered thereby), (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Companies and MSD and (vi) a description setting forth the amount of any Liability of the Companies or MSD as of the Closing Date for payments more than 30 days past due with respect to each Welfare Plan.

          (b) REPRESENTATIONS.

               (i) PENSION PLANS. None of the Pension Plans of the Companies or MSD is subject to the minimum funding requirements of ERISA or the Code. Either (A) the Internal Revenue Service has issued determination letters stating that each such Pension Plan is qualified and each related trust agreement, annuity contract or other funding instrument is tax-exempt under the provisions of Code Sections 401(a)(or 403(a), as appropriate) and 501(a) and have been so qualified and tax-exempt, respectively, or (B) each such Pension Plan has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and in either case, to the Companies' knowledge, nothing has occurred that would adversely affect such qualified and tax-exempt status, respectively.

               (ii) MULTIEMPLOYER PLANS. None of the Companies or any ERISA Affiliate thereof contributes to, or within the past six years has been obligated to, contribute to any Multiemployer Plan.

               (iii) WELFARE PLANS. Except for the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and the proposed regulations thereunder, none of the Companies, any ERISA Affiliate thereof or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Companies or any ERISA Affiliate thereof pursuant to any retiree medical benefit plan, or other retiree
Welfare Plan, and no condition exists which would prevent the Companies from amending or terminating any such benefit plan or Welfare Plan.

               (iv) COMPLIANCE WITH LAW. Each Welfare Plan of the Companies which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code at all times.

               (v) BENEFIT ARRANGEMENTS. Each Benefit Arrangement which covers or has covered employees or former employees of the Companies or MSD (with respect to their relationship with such entities) has been maintained in material compliance with its terms and with the requirements prescribed by any and all Regulations which are applicable to such Benefit Arrangement, including the Code.

               (vi) AT-WILL EMPLOYMENT. Except as set forth in Section 3.18 of the Companies Disclosure Schedule, and except for employees covered by a collective bargaining agreement or as otherwise provided by law, the employment of all persons presently employed or retained by the Companies or MSD is terminable at will, at any time and without advance notice.

               (vii) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan of the Companies (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code.

               (viii)  DEDUCTIBILITY  OF  PAYMENTS.  Except as disclosed in
Section 3.18 of the Companies Disclosure Schedule, there is no Contract or bonus plan covering any employee or former employee of the Companies or MSD (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by the Companies or MSD of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (ix) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. None of the Companies or, to the knowledge of the Companies, any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Companies or any ERISA Affiliate has engaged in any

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transaction in violation in any material  respect of Sections 404 or 406 of
ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or
Section 4975(c)(2) or (d) of the Code.

               (x) NO AMENDMENTS. None of the Companies or any ERISA Affiliate thereof has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

               (xi) CERTAIN CONTRACTS. None of the Employee Plans of the Companies holds any interest in any annuity contract, guaranteed investment contract or any other investment contract which is issued by an insurance company which is the subject of bankruptcy, receivership or conservatorship proceedings.

               (xii) NO OTHER MATERIAL LIABILITY. To the knowledge of the Companies, no event has occurred in connection with which the Companies or any ERISA Affiliate or any Employee Plan, directly or indirectly, could reasonably be expected to be subject to any material liability (i) under any Regulation or governmental order or Court Order relating to any Employee Plans or (ii) pursuant to any obligation of the Companies or MSD to indemnify any Person against liability incurred under, any such Regulation or order as they relate to the Employee Plans.

3.19 TRANSACTIONS WITH RELATED PARTIES. Except for (a) intercompany loans and guarantees, (b) intercompany sales of goods and services in the ordinary course of business, (c) compensation arrangements in the ordinary course of business, (d) matters disclosed on Section 3.19 of the Companies Disclosure Schedule, or (e) an aggregate amount per Person of less than $50,000, no Related Party of the Companies or MSD (i) has borrowed or loaned money or other property to the Companies or MSD which has not been repaid or returned, (ii) has any currently enforceable contractual or other claims, express or implied, of any kind whatsoever against the Companies or MSD, or (iii) has or in the past three years had any interest in any property currently used by the Companies or MSD.

3.20 COMPLIANCE WITH LAW. The Companies and MSD have conducted their Business in compliance with all applicable Regulations and Court Orders, except where the failure to so comply would not have a Material Adverse Effect. To the knowledge of the Companies, none of the Companies or MSD has received any notice to the effect that, or has otherwise been advised that, they are not in compliance with any Regulations or Court Orders, and the Companies have no knowledge of any existing circumstances that are likely to result in any material violation of any of the foregoing.

3.21     INTELLECTUAL PROPERTY

          (a) GENERAL. Section 3.21 of the Companies Disclosure Schedule sets forth with respect to the Proprietary Rights of the Companies and MSD:
(i) for each patent and patent application, the number, the grant date and title or the application number, date of filing and title, (ii) for each trademark, trade name or service mark, whether or not registered, the application serial number or registration number and the expiration date, and (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered. True and correct copies of all Proprietary Rights (including all pending applications and application related documents and materials) set forth on Section 3.21 of the Companies Disclosure Schedule have been provided or made available to Cordant.

          (b) ROYALTIES AND LICENSES. None of the Companies or MSD has any obligation to compensate any Person for the use of any of its Proprietary Rights nor have the Companies or MSD granted to any Person any license, option or other rights to use in any manner any of its patents or trademarks, whether requiring the payment of royalties or not, except in connection with the licenses set forth in Section 3.11 of the Companies Disclosure Schedule.

          (c) OWNERSHIP. The Companies and MSD own or have a valid right to use their Proprietary Rights free and clear of all Encumbrances, except Permitted Encumbrances, and, in the case of Proprietary Rights used by the Companies and MSD pursuant to a Contract, subject to the terms of the Contract pursuant to which such Proprietary Rights are used.

          (d) ABSENCE OF CLAIMS. Except as set forth in Section 3.21 of the Companies Disclosure Schedule, there is no Action pending or to the knowledge of the Companies threatened against the Companies or MSD with respect to any of the Proprietary Rights of the Companies or MSD. To the knowledge of the Companies, the use by the Companies and MSD of their Proprietary Rights does not infringe upon or otherwise violate the valid rights of any third party anywhere in the world.

3.22     TAX MATTERS

          (a) FILING OF TAX RETURNS, ETC. The Companies have timely filed or caused to be filed with the appropriate taxing authorities all Tax Returns required to be filed by the Companies through the date hereof and will timely file all Tax Returns required to be filed on or prior to the Closing Date, in each case, subject to applicable extensions. Except as disclosed in Section 3.22 of the Companies Disclosure Schedule, no outstanding or unresolved deficiency for any Tax or claim for additional Taxes by any taxing authority has been proposed, asserted or assessed in writing against any Company and no audit, action, suit or claim is currently pending against any Company in respect of any Tax or assessment. Except as disclosed on Section 3.22 of the Companies Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Returns required to be filed by or with respect to any Company, and none of the Companies have requested any extension of time within which to file any Tax Return (with respect to Tax Returns that have not yet been filed). Except as disclosed on Section 3.22 of the Companies Disclosure Schedule, none of the Companies is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes or Tax benefits.

          (b) S CORPORATION ELECTION. Each of Continental/Midland and KORE (and any predecessor) has been a validly electing S corporation within the meaning of Sections 1361 and

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


1362 of the Code since January 1, 1987 and January 1, 1990, respectively, and KORE II has been a validly electing S corporation at all times during its existence, and each of the Companies will be an S corporation up to and including the Closing Date. The ownership of the Companies Common Stock by the RSK Trustee, the DMK Trustees, the JMK Trustees and the RMK Trustees does not invalidate the election by the Companies as an S corporation. KORE II has made a valid election to cause MSD Stamping, Inc. to be treated as a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

          (c) QUALIFIED SUBCHAPTER S SUBSIDIARIES. Except for KORE II's ownership of MSD Stamping, Inc., there is no "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code with respect to any of the Companies.

          (d) SECTION 1374 OF THE CODE; STOCK OR ASSET ACQUISITIONS. None of the Companies has in the past 10 years, (i) acquired assets from another corporation in a transaction in which such Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) except for KORE II's acquisition of equity interest in MSD Stamping, Inc., acquired the stock of any corporation which is a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

3.23 INSURANCE. Schedule 3.23 of the Companies Disclosure Schedule contains a complete and accurate list of all material policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Companies or MSD is the owner, insured or beneficiary. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing.

3.24 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. To the knowledge of the Companies, there are no claims against the Companies or MSD to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under a written agreement that such merchandise would be returnable, other than in the ordinary course of business.

3.25 PAYMENTS. To the knowledge of the Companies, none of the Companies or MSD nor any of their Representatives acting on their behalf have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which the Companies know or have reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. To the knowledge of the Companies, none of the Companies or MSD nor any of their Representatives acting on their behalf have accepted or received any unlawful contributions, payments, gifts or expenditures.

3.26 CUSTOMERS AND SUPPLIERS. Section 3.26 of the Companies Disclosure Schedule sets forth a complete and accurate list of the names of (i) the five customers who are expected to purchase from Continental/Midland the greatest dollar volume of products during the fiscal year ending September 30, 1999, showing the approximate total sales in dollars to each such customer during

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


such period; and (ii) the five suppliers with the greatest dollar amount of sales to Continental/Midland during the period commencing on January 1, 1999 and ending on the Balance Sheet Date, showing the approximate total purchases in dollars by Continental/Midland from each such supplier during such period. Since the Balance Sheet Date, there has been no adverse change in any material respect in the business relationship of the Companies or MSD with the top five customers or suppliers named on Section 3.26 of the Companies Disclosure Schedule. To the knowledge of the Companies, none of the Companies or MSD has received any written communication from any customer or supplier named on Section 3.26 of the Companies Disclosure Schedule of any intention to terminate or materially reduce purchases from or supplies to the Companies or MSD.

3.27     ENVIRONMENTAL MATTERS

          (a) DEFINITION. The term "COMPANIES" for purposes of this Section
3.27 shall include, in addition to the Companies, (A) MSD, (B) any partnership, joint venture and other entity or organization in which the Continental/Midland or KORE was at any time or is a partner, joint venturer, member or participant, and (C) any partnership, joint venture, other entity or organization in which KORE II or MSD was at any time since the formation of KORE II or in which it currently is a partner, joint venturer, member or participant.

          (b) NOTICE OF VIOLATION. To the knowledge of the Companies and except as set forth on Section 3.27 of the Companies Disclosure Schedule, none of the Companies has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding,
(i) any Release or threatened Release by the Companies of any Hazardous Substance at any location or (ii) an alleged violation of or non-compliance by the Companies with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. To the knowledge of the Companies and except as set forth on Section 3.27 of the Companies Disclosure Schedule, none of the Companies has received any notice of any other claim, demand or Action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release by the Companies of any Hazardous Substances.

          (c) ENVIRONMENTAL CONDITIONS. To the knowledge of the Companies and except as set forth on Section 3.27 of the Companies Disclosure Schedule, there are no present or past Environmental Conditions in any way relating to the Companies or their Business or Assets, except for Environmental Conditions which would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) NOTICES, WARNINGS AND RECORDS. To the knowledge of the Companies, the Companies have given all notices and warnings, made all reports, and kept and maintained all records required by and in material compliance with all Environmental Laws.

3.28 BROKERS; TRANSACTION COSTS. None of the Companies or MSD has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of the Companies, MSD or Cordant to pay any finder's fee, brokerage

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

commission or similar payment in connection with the transactions contemplated hereby. Cordant shall not otherwise be liable for any costs or expenses pertaining to any finder's fees, brokerage commissions or similar payments incurred by or on behalf of the Companies or MSD as a result of the consummation of the transactions contemplated hereby.

3.29 NO OTHER AGREEMENTS TO SELL. Except as contemplated by this Agreement, none of the Companies or MSD has any legal obligation, absolute or contingent, to any other Person to sell all or substantially all of the Assets of the Companies or MSD or to sell any capital stock of the Companies or MSD or to effect any merger, consolidation or other reorganization of the Companies or MSD or to enter into any agreement with respect thereto.

3.30 YEAR 2000 MATTERS. Each of the computer systems, embedded computer systems, hardware, firmware and software owned, operated or provided by or on behalf of the Companies or MSD or by any Person for the benefit of the Companies or MSD that materially affect the production and product delivery functions (i.e., manufacturing and physical delivery of products to customers as opposed to accounting, payroll and other administrative functions) of the Companies or MSD (collectively, the "COMPUTER SYSTEMS") will be Year 2000 Compliant. The Companies have made available to Cordant all written studies, audits, analyses, surveys, reports and investigations conducted by or on behalf of the Companies or MSD which are in the possession of the Companies or MSD with respect to whether the Computer Systems of the Companies and MSD are Year 2000 Compliant. Section 3.30 of the Companies Disclosure Schedule lists all of the Computer Systems of the Companies or MSD which are not Year 2000 Compliant.

3.31 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in Articles III and IV, the Companies and the Stockholders make no representation or warranty, express or implied, at law or in equity, in respect of the Companies, the Subsidiaries, or any of their respective Business, Assets, Liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Except to the extent specifically set forth in Articles III and IV, Cordant is acquiring the inventory, fixtures, machinery and equipment of the Companies and the Subsidiaries on an "as-is, where-is" basis.

                                ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES REGARDING THE STOCKHOLDERS

          Except as set forth on the Companies Disclosure Schedule, each of the Stockholders hereby severally, but not jointly and severally, represents and warrants to Cordant (with respect to herself or itself) as follows:

4.1 AUTHORITY. Such Stockholder has all requisite power and authority (and, if an individual, legal capacity) to enter into this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. To the extent that such Stockholder is a trust or other entity, the execution and delivery by such Stockholder of this
Agreement,   the
performance by such Stockholder of its obligations hereunder, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by the trustee(s), Board of Directors or other managing body of such Stockholder and no other corporate or other action, as the case may be, on the part of such Stockholder is necessary to authorize the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and general principles of equity.

4.2 ORGANIZATION. If such Stockholder is a trust or other entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable.

4.3 OWNERSHIP OF SHARES. Such Stockholder is the sole record owner of the shares of the Companies Common Stock set forth opposite such Stockholder's name on EXHIBIT A hereto, free and clear of any Encumbrances other than restrictions on the transfer of such shares imposed under federal and state securities or "blue sky" Regulations, and such shares are the only shares of the Companies Common Stock owned of record by such Stockholder. Such Stockholder has no other options, warrants or other rights to purchase or otherwise acquire any shares of the Companies Common Stock. Such Stockholder is not a party to any Contract or subject to any Action pursuant to which such Stockholder is or may be required to sell, deliver or transfer any of the shares of the Companies Common Stock owned by such Stockholder to any other Person, or otherwise dispose of such shares.

4.4 NO CONFLICTS. Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement to which such Stockholder is a party or the consummation of the transactions contemplated hereby or thereby will
(i) violate or conflict with any provision of its governing documents, if such Stockholder is an entity, or (ii) violate any Regulation or Court Order applicable to such Stockholder.

4.5 CONSENTS, APPROVALS, ETC.. No consent, waiver, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any governmental authority or third party is required to be made or obtained by such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of such Stockholder's obligations hereunder, or the consummation by such Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not, when taken together with all other such failures by such Stockholder, have a material adverse effect on the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or to consummate the transactions contemplated hereby.

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

4.6 BROKERS. No broker, finder or investment banker has been retained by or
on  behalf  of  such   Stockholder  in  connection  with  the  transactions
contemplated by this Agreement.

                                ARTICLE V.
              REPRESENTATIONS AND WARRANTIES REGARDING CORDANT

     Cordant represents and warrants to the Companies and the Stockholders as follows:

5.1 ORGANIZATION OF CORDANT. Cordant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Cordant has full corporate power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, its Assets. Cordant is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its Business or the ownership of its properties, except where the failure to be so qualified would not have a Cordant Material Adverse Effect. The copy of the Certificate of Incorporation of Cordant heretofore delivered to the Companies is accurate and complete.

5.2 AUTHORIZATION. Cordant has all necessary corporate power and authority to enter into this Agreement and has taken or will take prior to the Closing Date all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance by Cordant of its obligations hereunder and the consummation by Cordant of the transactions contemplated hereby, have been duly authorized by its Board of Directors. This Agreement has been duly executed and delivered by Cordant and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Cordant enforceable against it in accordance with its terms, except as enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and general principles of equity. After the Closing, Cordant will cause each of Continental/Midland and KORE to enter into the Ancillary Agreements to which it is a party and to take all corporate action necessary to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery by each of Continental/Midland and KORE after the Closing of the Ancillary Agreements to which it is a party, and the performance by each of Continental/Midland and KORE of its obligations thereunder and the consummation by each of Continental/Midland and KORE of the transactions contemplated thereby, will be duly authorized by its Board of Directors. The Ancillary Agreements to which each of Continental/Midland and KORE is a party, will be duly executed and delivered by each of Continental/Midland and KORE, and, assuming due authorization, execution and delivery by the other parties thereto, will be legal, valid and binding obligations of each of Continental/Midland and KORE, enforceable against it in accordance with their respective terms, except as enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and general principles of equity.

5.3 NO CONFLICT OR VIOLATION. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement to which Cordant is a party, the consummation by Cordant of the transactions contemplated hereby or thereby, nor compliance by Cordant with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Cordant, (b) to the knowledge of Cordant, violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its Assets under, any material Contract or other arrangement to which Cordant is a party or by which Cordant is bound or to which any of its material Assets are subject, or (c) violate any Regulation or Court Order applicable to Cordant.

5.4 CONSENTS. To the knowledge of Cordant, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state of local governmental or administrative authorities) are necessary to be made or obtained by Cordant in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreements to which Cordant is a party, other than as required pursuant to the HSR Act, except where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not, when taken together with all other such failures by Cordant, have a material adverse effect on the ability of Cordant to perform its obligations under this Agreement or the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

5.5 NO BROKERS. Cordant has not entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of the Companies, MSD, Cordant or the Stockholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. None of the Companies, MSD or the Stockholders shall otherwise be liable for any costs or expenses pertaining to any finder's fees, brokerage commissions or similar payments incurred by or on behalf of Cordant as a result of the consummation of the transactions contemplated hereby.

5.6 LITIGATION. There are no Actions pending, or to Cordant's knowledge threatened or anticipated, against Cordant (a) which seek to enjoin or obtain damages in respect of the transactions contemplated by this Agreement or by the Ancillary Agreements or (b) with respect to which there is a reasonable likelihood of a determination which would prevent Cordant from consummating the transactions contemplated hereby and by the Ancillary Agreements.

5.7  SEC REPORTS OF CORDANT

          (a) Cordant has delivered to the Companies true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since December 31, 1998 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Cordant has delivered to the Companies a complete and correct copy of all amendments or modifications to any SEC Report which has been filed prior to the date hereof or which is required to be filed but has not yet been filed with the SEC.

          (b) Each of the consolidated balance sheets of Cordant included in or incorporated by reference into the SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Cordant and its consolidated subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Cordant included in or incorporated by reference into the SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Cordant and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c) Except as set forth in the SEC Reports, neither Cordant nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Cordant and its subsidiaries or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Cordant as of the Balance Sheet Date, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since the Balance Sheet Date, and
(iii) Liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on Cordant.

5.8 APPROVAL. The board of directors of Cordant has approved this Agreement and the transactions contemplated hereby, and has not revoked or rescinded such approvals. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement requires the approval of the stockholders of Cordant.

                                ARTICLE VI.
                                 COVENANTS

          The Companies, the Stockholders and Cordant each covenant with the other as follows:

6.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing, including using their respective reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to permit the consummation of the transactions contemplated hereby; PROVIDED,

HOWEVER, none of the parties hereto shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (ii) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulations to permit the consummation of the transactions contemplated hereby, (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby,
(iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including without limitation submissions of information requested by governmental authorities, and (vi) to fulfill all conditions to this Agreement. For six years following the Closing, the Stockholders shall cooperate with Cordant, in all reasonable respects, to provide Cordant the benefits of all rights of the Companies and the Subsidiaries, including rights of indemnification, against third parties thereto with respect to the Assets, Liabilities, operations or conduct of the business of the Companies; provided that Cordant shall reimburse the Stockholders, in accordance with Cordant's policies with respect to reimbursement of its employees (including those requiring the submission of expense reports), for the reasonable out-of-pocket costs that the Stockholders incur in providing such cooperation.

6.2 NO SOLICITATION. From the date hereof through the Closing or the earlier termination of this Agreement, each of the Companies and the
Stockholders shall not, and shall cause each of their respective Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Cordant and its Representatives, concerning any sale of all or a portion of the Assets or the Business of the Companies or MSD, or of any shares of capital stock of the Companies or MSD, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Companies or MSD (each such transaction being referred to herein as a "PROPOSED ACQUISITION TRANSACTION"). None of the Companies or the Stockholders shall, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to the Companies for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. The Stockholders and the Companies hereby represent that neither the Stockholders nor the Companies is now engaged in discussions or negotiations with any party other than Cordant with respect to any of the foregoing. The Stockholders and the Companies agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Stockholders or the Companies is a party. This Section 6.2 does not apply to the winding up, liquidation or sale of International Pin.

6.3      NOTIFICATION OF CERTAIN MATTERS

          (a) From the date hereof through the Closing or the earlier termination of this Agreement, the Stockholders and the Companies shall give prompt notice to Cordant of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Stockholders or the Companies contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of the Companies, the Stockholders, or any of their respective Affiliates, or of any of their respective Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; PROVIDED, HOWEVER, such disclosure shall cure any breach of a representation, warranty, covenant or agreement, unless the breach existed on the date hereof.

          (b) From the date hereof through the Closing or the earlier termination of this Agreement, Cordant shall give prompt notice to the Stockholders' Representative and the Companies of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Cordant contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Cordant, or any of its respective Affiliates, or of any of their respective Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; PROVIDED,

HOWEVER, such disclosure shall cure any breach of a representation, warranty, covenant or agreement, unless the breach existed on the date hereof.

6.4 ACCESS TO INFORMATION. From the date hereof through the Closing or the earlier termination of this Agreement, the Companies shall, and shall cause their respective Representatives to, afford Cordant and its Affiliates and Representatives complete access at all reasonable times, and in a manner so as not to interfere with normal business operations, to the Companies, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of the Companies, and shall furnish Cordant and its Representatives all financial, operating and other data and information as Cordant or its Representatives, may reasonably request. Such access shall be subject to the terms of the letter agreement dated July 2, 1999 from Continental/Midland which was accepted by Cordant as of July 7, 1999 (the "CONFIDENTIALITY AGREEMENT").

6.5 CONDUCT OF BUSINESS. Except as otherwise expressly provided herein, from and after the date of this Agreement and until the Closing, the Companies and MSD shall operate the Business only in the ordinary course of business and will promptly notify Cordant of any Material Adverse Change. From the date hereof to the Closing, the Stockholders and the Companies will not take, and will cause MSD not to take, any action or engage in any transaction which would render the representations and warranties in
Article III or IV inaccurate in any material respect as of the Closing Date. In addition, except as set forth on Section 6.5 of the Companies Disclosure Schedule or otherwise expressly permitted by the terms of this Agreement, the Companies shall not, and shall cause MSD not to, do any of the following without the prior written consent of Cordant (such consent not to be unreasonably withheld):

          (i) amend its Certificate or Articles of Incorporation or Bylaws or other organizational or governance documents;

          (ii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto;

          (iii) grant to any officer or key employee any increase in compensation or any severance or change of control benefits, or grant any material increase in compensation to the Company's other employees generally, except as may be required under existing agreements or in the ordinary course of business;

          (iv)  incur any  liabilities,  obligations  or  indebtedness  for
borrowed   money  or  guarantee  any  such   liabilities,   obligations  or
indebtedness, other than in the ordinary course of business;

          (v) cancel any material indebtedness owed to a Company, other than in the ordinary course of business;

          (vi) make any material change in any method of accounting or accounting practice or policy;

          (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing stock or a substantial portion of the Assets of, or by any other manner, any material operating business, corporation, partnership, association or other business organization (or division thereof) or Person;

          (viii) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Companies or MSD, except in the ordinary course of business;

          (ix) enter into any lease of real property;

          (x) modify, amend or terminate any lease of, or other material agreement pertaining to, real property (except modifications or amendments associated with renewals of leases in the ordinary course of business);

          (xi) make capital expenditures or purchases of machinery and equipment in excess of $250,000 in the aggregate, except for the capital expenditures set forth on Section 6.5 of the Companies Disclosure Schedule;

          (xii) enter into or modify any collective bargaining  agreements;
or

          (xiii) agree, whether in writing or otherwise, to do any of the foregoing.

6.6 EMPLOYEES

          (a) Nothing contained in this Agreement shall confer upon any employee of any of the Companies or MSD any right with respect to continuance of employment by the Companies or MSD, Cordant or any Affiliate of Cordant, nor shall anything herein interfere with the right of the Companies or MSD, Cordant or any Affiliate of Cordant to terminate the employment of any such employees at any time, with or without cause, or restrict the Companies or MSD, Cordant or any Affiliate of Cordant in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of such employees.

          (b) No provision of this Agreement shall create any third party beneficiary rights in any employee of the Companies or MSD, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any such employee by the Companies or MSD under any benefit plan which the Companies or MSD may maintain.

          (c) Cordant shall pay, or cause to be paid, Continental/Midland's obligations under the Deferred Compensation Plan as they become due, including all payments which become payable upon consummation of the Purchases.

6.7 RESIGNATIONS. Each of the directors and officers of the Companies and MSD shall tender their resignations from such positions effective as of the Closing.

6.8 YEAR 2000 COMPLIANCE. The Companies agree to reasonably cooperate with Cordant to (a) analyze whether and to what extent the Computer Systems of the Companies and MSD are Year 2000 Compliant, and (b) where applicable, take all appropriate actions as mutually agreed upon to fix any such Computer Systems which are identified as non-Year 2000 Compliant (including those set forth on Section 3.30 of the Companies Disclosure Schedule) as promptly as practicable.

                               ARTICLE VII.
                        CONDITIONS TO OBLIGATIONS OF
                              THE STOCKHOLDERS

          The obligations of the Stockholders to consummate the Purchases and the other transactions contemplated by this Agreement are subject, in the discretion of the Stockholders, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

7.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

          (a) Each of the representations and warranties of Cordant set forth in Article V that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (other than any representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), and each of the representations and warranties of Cordant set forth in Article V that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date); PROVIDED, HOWEVER, that the conditions set forth in this Section 7.1(a) shall be deemed satisfied so long as the events or occurrences that resulted in the failures of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Cordant Material Adverse Change.

          (b) Cordant shall have performed and complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

          (c) There shall be delivered to the Stockholders a certificate to the foregoing effect signed by a duly authorized officer of Cordant.

7.2 APPROVALS. All Consents (including the expiration or early termination of any waiting period applicable to the Purchases under the HSR Act and shall have been obtained. The Stockholders shall be satisfied that all Consents required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

7.3 NO ACTIONS OR COURT ORDERS. No Action by any court, governmental authority or other Person (other than the Companies, the Stockholders and their respective Affiliates and Representatives) shall have been instituted or threatened (and not resolved) and no Regulation shall have been enacted, which questions the validity or legality of the transactions contemplated hereby or by the Ancillary Agreements and which could reasonably be expected to have a Material Adverse Effect if the transactions contemplated hereby or thereby are consummated.

7.4 CLOSING DOCUMENTS. Cordant shall have delivered the documents and other items to be delivered by such Persons pursuant to Section 9.2 of this Agreement.

7.5 OPINION OF COUNSEL. Cordant shall have delivered to the Stockholders opinions of the general counsel of Cordant and of Latham & Watkins, each dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT D-1.

                               ARTICLE VIII.
                    CONDITIONS TO OBLIGATIONS OF CORDANT

          The obligations of Cordant to consummate the Purchases and the other transactions contemplated by this Agreement are subject, in the discretion of Cordant, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

8.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

          (a) Each of the representations and warranties of the Companies and the Stockholders set forth in Articles III and IV that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (other than any representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), and each of the representations and warranties of the Companies and the Stockholders set forth in Article III and Article IV that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date); PROVIDED, HOWEVER, that the conditions set forth in this Section 8.1(a) shall be deemed satisfied so long as the events or occurrences that resulted in the failures of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Change.

          (b) Each of the Companies and the Stockholders shall have performed and complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

          (c) There shall be delivered to Cordant a certificate to the foregoing effect signed by each Stockholder and a duly authorized officer of the Companies.

8.2 APPROVALS; CONSENTS. All Consents (including the expiration or early termination of any waiting period applicable to the Purchases under the HSR Act and (ii) all required third party consents under the Contracts of the Companies, as listed on Schedule 3.12) shall have been obtained or waived. Cordant shall be satisfied that all Consents required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated hereby and thereby.

8.3 NO ACTIONS OR COURT ORDERS. No Action by any court, governmental authority or other Person (other than Cordant and its Affiliates and Representatives) shall have been instituted or threatened (and not resolved) and no Regulation shall have been enacted, which questions the validity or legality of the transactions contemplated hereby or by the Ancillary Agreements and which could reasonably be expected to have a Material Adverse Effect if the transactions contemplated hereby or thereby are consummated.

8.4 CLOSING DOCUMENTS. Cordant shall have received the documents and other items described in Section 9.1 and such other documents and items as Cordant may reasonably require.

8.5 OPINION OF COUNSEL. The Stockholders shall have delivered to Cordant an opinion of counsel to the Stockholders, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT D-2.

8.6 MATERIAL ADVERSE CHANGE. There shall not have been any Material Adverse Change.

                                ARTICLE IX.
                                  CLOSING

9.1 DELIVERIES BY THE COMPANIES OR THE STOCKHOLDERS TO CORDANT. On the Closing Date at the Closing Place, the Companies and each Stockholder shall deliver (or cause to be delivered) to Cordant:

          (a) executed counterparts to the Ancillary Agreements, if any, to which it is a party;

          (b) certified copies of the charter and bylaws of each of the Companies and the provisions of the trust instruments for the trusts for which certain of the Stockholders hold shares of Companies Common Stock in trust which relate to the identity and authority of the trustee thereof;

          (c) a certificate of corporate good standing for each of the Companies issued by (i) with respect to Continental/Midland, the Secretary of State of Delaware, and (ii) with respect to KORE and KORE II, the Secretary of State of Illinois, in each case dated not more than 10 days prior to the Closing Date;

          (d)   certificates   representing  the  Companies  Common  Stock,
endorsed in blank or accompanied by duly executed assignment documents;

          (e) the opinion of counsel described in Section 8.5;

          (f) resolutions adopted by the respective Boards of Directors of the Companies approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary or assistant secretary for the respective Company;

          (g) corporate minute books and stock transfer books of each of the Companies;

          (h) the Closing Certificates referenced in Section 8.1;

          (i) any amounts payable to Cordant by the Stockholders pursuant to Section 2.3(a); and

          (j) evidence, in form and substance reasonably satisfactory to Cordant, that the date of the Title Policies with respect to the Real Property owned by the Companies and MSD have been brought down so as to be effective as of a date no earlier than three (3) Business Days prior to the Closing Date;

9.2 DELIVERIES BY CORDANT. On the Closing Date at the Closing Place, Cordant shall deliver:

          (a) to the Stockholders,  the Closing  Certificate  referenced in
Section 7.1;

          (b) to the applicable parties to the Ancillary Agreements, counterparts to the Ancillary Agreements executed by each Continental/Midland and KORE, in each case to the Ancillary Agreements to which it is a party ;

          (c) to the Stockholders, certificates of corporate good standing issued by the Secretary of State of Delaware for Cordant, dated not more than 10 days prior to the Closing Date;

          (d) to the Stockholders, the Purchase Price (including, if applicable, any amounts payable to the Stockholders pursuant to Section 2.3(a));

          (e) to the  Stockholders,  the opinion of counsel  referenced  in
Section 7.7;

          (f) to the  Stockholders,  resolutions  adopted  by the  Board of
Directors  of  Cordant   approving  this  Agreement  and  the  transactions
contemplated hereby, certified by Cordant's corporate secretary; and

          (g) to the Stockholders, resolutions adopted, effective after the Closing, by the Board of Directors of Continental/Midland approving the Ancillary Agreements to which it is a party and the transactions contemplated thereby, certified by Continental/Midland's corporate secretary.

                                ARTICLE X.
                        SURVIVAL AND INDEMNIFICATION

10.1 SURVIVAL OF REPRESENTATIONS, ETC.; EXCLUSIVE REMEDIES. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, subject to all limitations and other provisions contained in this Agreement (including Section 10.5). The representations and warranties contained in this Agreement are exclusive and the parties hereto confirm that they have not relied upon any other representation or warranty as an inducement to enter into this Agreement and the transactions contemplated hereby (even though information not represented and warranted to may have been, or may hereafter be, given to or obtained or developed by one or more of the parties hereto pertaining to Cordant, the Companies or the Subsidiaries or the Stockholders, the transactions contemplated hereby or otherwise). Subject to the following sentence, the remedies contained in this Article X shall be the sole recourse of the parties hereto and their respective Affiliates for all losses, liabilities, claims, damages or expenses related to or arising, directly or indirectly, out of this Agreement, the transactions contemplated hereby or otherwise arising at law, under any statute or in equity, and each party hereto has waived any and all rights, claims, causes of action and other remedies such party or its Affiliates may have against the other relating to the subject matter of this Agreement other than the remedies expressly provided in this Article X. No party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable law or fraud is proven on the part of a party by another party hereto. The right to indemnification or other remedy based upon such representations, warranties, covenants, and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements. On the Closing Date, all representations and warranties contained in this Agreement and made by the Companies for the benefit of Cordant shall expire as to the Companies and thereafter will be deemed to have been made exclusively by the Stockholders (severally, and not jointly and severally) and to the extent set forth herein.

10.2     INDEMNIFICATION BY STOCKHOLDERS

          (a) Subject to the other provisions of this Article X, the Stockholders, jointly and severally, hereby agree to indemnify and hold Cordant and its Affiliates, Representatives, successors and assigns harmless from and against any and all claims, demands, orders, allegations, actions, damages, liabilities, including liabilities arising under principles of strict or joint and several liability, liens, losses or other obligations whatsoever, together with costs and expenses, including fees and disbursements of counsel and expenses of investigation (collectively, "LOSSES"), arising out of, based upon or caused by (i) the inaccuracy of any representation or the breach of any warranty of the Stockholders contained in this Agreement or in any agreement, certificate or other instrument delivered by the Stockholders pursuant to this Agreement, or (ii) any breach or nonperformance by the Stockholders of any of their covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Stockholders pursuant to this Agreement; PROVIDED, HOWEVER, Cordant and its Affiliates, Representatives, successors and assigns shall be entitled to indemnification under Section 10.2(a)(i) or Section 10.2(a)(ii) only if and to the extent the aggregate amount of all Losses indemnified against under (1) Section 10.2(a)(i) or (2) Section 10.2(a)(ii) due to a breach of Section 6.5, exceed $500,000, and in no event shall such indemnification exceed in the aggregate $5,000,000; PROVIDED, FURTHER, that the limitation set forth in this Section 10.2(a) shall not apply to a breach by the Stockholders of the representations and warranties contained in Section 4.3. Notwithstanding the foregoing, any indemnification relating to (A) Taxes or Section 3.22 shall be governed solely by Section 10.6 and (B) Environmental Laws, Environmental Conditions, Hazardous Materials or Section 3.27 shall be governed solely by
Section 10.2(b), and accordingly no claims may be made in respect of such matters or the representations and warranties set forth in such sections under this Section 10.2(a). An indemnified party shall not have the right to indemnification under this Section 10.2(a) for a breach of the third sentence of Section 3.8(b) unless Cordant or the Companies first exhaust their remedies, including through litigation, to recover their Losses from the issuer of the applicable Title Policy. Any amounts for which indemnification is provided pursuant to Section 10.2(a)(i) as a result of a breach of the third sentence of Section 3.8(b) shall be net of any amounts recovered under such Title Policy.

          (b) Subject to the other provisions of this Article X, the Stockholders hereby agree to indemnify and hold Cordant and its Affiliates, Representatives, successors and assigns harmless from and against any Environmental Conditions only on the following terms and subject to the following conditions: (i) for aggregate Environmental Conditions up to $1,000,000, there shall be no indemnification obligation of the
Stockholders under this Article X; (ii) for aggregate Environmental Conditions incurred prior to the fourth anniversary of the Closing Date in excess of $1,000,000 but less than $3,000,000, there shall be full indemnification by the Stockholders for such excess amounts pursuant to this Article X; (iii) for aggregate Environmental Conditions incurred prior to the fourth anniversary of the Closing Date in excess of $3,000,000 but less than $5,000,000, there shall be indemnification for such excess amounts by the Stockholders under this Article X limited to 50% of such Environmental Conditions in excess of $3,000,000; and (v) for aggregate
Environmental Conditions in excess of $5,000,000, or any Environmental Conditions incurred after the fourth anniversary of the Closing Date, there shall be no indemnification obligation of the Stockholders under this
Article X or otherwise. The obligations set forth in this Section 10.2(b) shall be limited to amounts paid to third parties or reimbursement to Cordant or its Affiliates for such amounts. An indemnified party shall not have a right to indemnification under this Section 10.2(b), unless Cordant or the Companies, at Cordant's expense, first exhaust their remedies, including through litigation, to recover for any Environmental Conditions (including through enforcement of contractual rights) from third parties with whom the Companies or the Subsidiaries have or may have a contractual, legal or equitable right of indemnification, reimbursement or contribution, including any prior owner of the property. Any amounts for which indemnification is provided pursuant to this Section 10.2(b) shall be net of any amounts recovered from such third parties. An indemnifying party shall not be liable under this Section 10.2(b) (A) to the extent that the Environmental Condition resulted from the enactment, modification or amendment of an Environmental Law after the

Closing Date, or (B) to the extent that liability arises from or is due to a change in the use of the property from that currently being used by Continental/Midland.

10.3  INDEMNIFICATION  BY CORDANT.  Subject to the other provisions of this
Article X, Cordant hereby agrees to indemnify and hold the Stockholders and their respective Affiliates, Representatives (including, where applicable, their respective trustees, beneficiaries, grantors and heirs), successors and assigns harmless, from and against any and all Losses arising out of, based upon or caused by (a) the inaccuracy of any representation or the breach of any warranty of Cordant contained in this Agreement or in any agreement, certificate or other instrument delivered by Cordant pursuant to this Agreement, (b) any breach or nonperformance by Cordant of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Cordant pursuant to this Agreement, (c) Cordant's ownership of the Companies and the Subsidiaries or the operations of their respective Businesses after the Closing Date, or
(d) any failure by Cordant after the Closing Date to perform and discharge all of the obligations of the Companies and the Subsidiaries under any Contracts or other undertakings that were in effect and known to Cordant prior to the Closing Date. In the event any claims are asserted against any current or former shareholders (direct or indirect), officers, directors, partners or employees of the Companies or the Subsidiaries in respect of Environmental Conditions, Cordant shall indemnify and hold harmless such shareholders, officers, directors, partners and employees, subject to the provisions of Section 10.2(b) that may render the Stockholders (rather than Cordant) liable for some or all of such Environmental Conditions.

10.4 NOTICE; COOPERATION; DEFENSE; ETC. The indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "CLAIMS") for which such indemnified party intends to assert a right to indemnification under this Agreement; PROVIDED, HOWEVER, the failure to give such notification after such notice is required shall not adversely affect the indemnified party's entitlement to indemnification hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnified party shall take all reasonable or necessary steps to resolve, defend or cooperate in the defense of such Claims, including retaining and providing to the indemnifying party all documents, records and other information that may be relevant to such Claims and making employees available to the extent reasonably requested to fully cooperate in the resolution or defense of such Claims and provide any additional information (including explanations and interpretations of any other materials or information provided) that they are able to provide with respect thereto. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim and, with respect to any Claim that is not likely to result in the indemnified party's becoming subject solely to injunctive or other similar relief, the indemnifying party shall have the sole right (but not the obligation) to defend, settle or otherwise dispose of such Claim on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend any Claim if it has theretofore elected to exercise its sole right to defend, settle or otherwise dispose of such Claim. For purposes of this Article X, the Stockholder Representative shall be entitled to receive notification and to administer on behalf of the Stockholders all indemnification claims pursuant to Section 10.2.

10.5     TIME LIMITATIONS; RECOVERABLE DAMAGES

          (a) Except as may elsewhere be specifically provided in this Agreement, representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained herein, the obligation of the Stockholders to indemnify or otherwise hold harmless Cordant and its Affiliates, Representatives, successors and assigns (a) for any Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty which survives the Closing shall, except as otherwise provided in the next sentence, terminate at 11:59 p.m., Chicago time, on the first anniversary of the Closing Date, (b) for any Environmental Conditions pursuant to Section 10.2(b), shall, except as otherwise provided in the following sentence, terminate at 11:59 p.m., Chicago time, on the fourth anniversary of the Closing Date, (c) for any Losses relating to Taxes or Section 3.22 shall survive as set forth in
Section 10.6, and (d) for any Losses resulting from the breach by the Stockholders of their representations and warranties contained in Section
4.3 shall survive until the expiration of the applicable statute of limitations; PROVIDED, further, that, notwithstanding anything to the contrary contained herein, the obligations of Cordant to indemnify or otherwise hold the Stockholders and their respective Affiliates, Representatives (including, where applicable, their respective trustees, beneficiaries, grantors and heirs), successors and assigns harmless for any Loss arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty which survives the Closing shall, except as otherwise provided in the following sentence, terminate at 11:59 p.m. Chicago time, on the first anniversary of the Closing Date.
Claims (with all relevant and necessary information and particulars to support such Claims) properly made in accordance with the provisions of this Article X on or prior to the expiration of the applicable survival period specified above may continue to be asserted and shall be indemnified against by the Stockholders (subject to any other applicable limitations herein), but such Claims may not be supplemented, expanded, amended or modified after the expiration of such time period in a manner that fundamentally changes the Claim without the prior written consent of the Stockholders.

          (b) Any amounts required to be paid as damages or indemnification by the indemnifying party pursuant to this Agreement shall be limited to the actual, reasonable, direct and reasonably foreseeable damages sustained by the indemnified party with respect to the Claim in question, net of available insurance (which the indemnified party shall use its reasonable efforts to pursue). In the event that the Losses for which indemnification is provided under Section 10.2 would have been within the scope of coverage provided in an insurance policy in effect at the Closing Date ("APPLICABLE INSURANCE COVERAGE") and, at the time the indemnified party suffers the Losses, Cordant carries Applicable Insurance Coverage (or comparable insurance) with a higher deductible than that carried by the Companies or MSD for such Applicable Insurance Coverage on the Closing Date, or if Cordant has no Applicable Insurance Coverage (or comparable insurance), then the amount of indemnification hereunder shall be reduced by (a) an amount equal to the excess, if any, of (i) the amount of the higher deductible or the amount of the indemnification claim, whichever is less, over (ii) the amount of the deductible as of the Closing Date, or (b) if Cordant has no Applicable Issuance Coverage (or comparable insurance), the amount of the indemnification claim in excess of the Closing Date deductible, respectively. In no event shall any damages or indemnification be claimed, assessed or required to be paid by the indemnifying party in respect of any actual or alleged lost profits, lost opportunities or other consequential or speculative damages or punitive or exemplary damages sustained by the indemnified party. Subject to the foregoing, the term "LOSSES" is not limited to matters asserted by third parties if the indemnified party can otherwise prove and calculate its damages in the absence of a third party claim, and accordingly payments by an indemnitee shall not be (except in the case of claims under Section
10.2 (b)) a condition precedent to recovery if damages can be otherwise proven.

10.6 TAX INDEMNIFICATION. Notwithstanding the limitations on the indemnity provided under this Article X, the Stockholders shall be responsible for and shall pay and shall indemnify, save and hold harmless Cordant and the Companies (and each of their respective Affiliates, successors and assigns) from and against (i) all Taxes imposed on any of the Companies or the Subsidiaries, or for which any of the Companies or the Subsidiaries is liable, with respect to (A) all periods ending on or prior to the Closing Date, or (B) any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, a "PRE-CLOSING PARTIAL PERIOD"), to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Companies Balance Sheet, as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the respective Companies; and (ii) any costs or expenses with respect to the Taxes indemnified hereunder. For purposes of this Section 10.6, Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to any period (or portion thereof) ending after the Closing Date, but shall not include amounts which would have been paid but for the application of any credit or net operating or capital loss deductions attributable to any period (or portion thereof) ending on or before the Closing Date.

                                ARTICLE XI.
                               MISCELLANEOUS

11.1     TERMINATION

          (a) This Agreement shall be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing as follows:

               (i)  By  the  mutual   written   consent  of  Cordant,   the
Stockholders and the Companies;

               (ii) By Cordant if there is a breach of any representation or warranty of the Companies or the Stockholders set forth in Article III or Article IV or any covenant or agreement to be complied with or performed by the Companies or the Stockholders pursuant to the terms of this Agreement, which breach shall not have been cured within five business days after notice thereof has been given to the Companies;

provided that Cordant shall have a right of termination under this Section 11.1(a)(ii) only if the events or occurrences that resulted in such breach would constitute a Material Adverse Change;

               (iii) By the  Companies  or the  Stockholders  if there is a material breach of any  representation  or warranty of Cordant set forth in
Article V hereof or of any material covenant or agreement to be complied with or performed by Cordant pursuant to the terms of this Agreement, which breach shall not have been cured within five business days after notice thereof has been given to Cordant; provided that the Companies and the Stockholders shall have a right of termination under this Section 11(a)(iii) only if the events or occurrences that resulted in such breach would constitute a Cordant Material Adverse Change; or

               (iv) If the Closing Date shall not have occurred by December 31, 1999 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 11.1(a)(iv) shall not be available until March 31, 2000 to any party whose breach of any obligation under this Agreement has been the primary cause of the failure of the Closing Date to occur on or before December 31, 1999,

          (b) In the event of termination of this Agreement, no party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or intentional misrepresentation made in, this Agreement occurring prior to the termination of this Agreement.

11.2     BOOKS AND RECORDS; TAX MATTERS

          (a) FILING OF TAX RETURNS FOR TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Stockholders shall prepare or cause to be prepared and file or cause to be filed, at the Stockholders' expense, all federal and state income Tax Returns for the Companies and the Subsidiaries for all periods (or portions thereof) ending on or prior to the Closing Date which are filed after the Closing Date. The Stockholders shall permit Cordant to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, the Stockholders shall include any income, gain, loss, deduction or other Tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished to the Stockholders for such periods.

          (b) STRADDLE PERIODS. Any Taxes with respect to any of the Companies that relate to a Tax period beginning on or before the Closing Date and ending after the Closing Date (a "STRADDLE PERIOD") shall be apportioned between the portion of such Straddle Period ending on the Closing Date (the "PRE-CLOSING PARTIAL PERIOD") and the portion of such Straddle Period beginning on the day after the Closing Date (the "POST-CLOSING PARTIAL PERIOD"), (i) in the case of real or personal property Taxes (and any other Taxes not measured or measurable, in whole or in part, by net or gross income or receipts), on a per diem basis and, (ii) in the case of other Taxes, on the "closing of the books" method. The Companies or the Subsidiaries shall file any Tax Returns for any Straddle Period, and Cordant, or such Subsidiaries, shall pay, or shall cause to be paid, all Taxes shown as due on any such Tax Returns, subject to Section 11.2(h).

          (c) REFUNDS AND TAX BENEFITS. Any tax refunds that are received by Cordant or its Affiliates, and any amounts credited against Tax to which Cordant or its Affiliates become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Stockholders, and Cordant shall pay over to the Stockholders any such refund or the amount of any such credit within 15 days after receipt thereof. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to Cordant or its Affiliates of any amount accrued or reserved against on the Companies Balance Sheet or on the Closing Consolidating Balance Sheet, Cordant shall pay such amount to the Stockholders within 15 days after receipt or entitlement thereto.

          (d) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, financial books and records, accounting ledgers, payroll records and other information related to the business and operations of the Companies prior to the Closing Date retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records or information for any reasonable business purpose. The party requesting any such Books and Records or information shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Cordant agrees (i) to retain all Books and Records with respect to Tax matters pertinent to the Companies and the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extension thereof) of such taxable periods and (ii) to give the Stockholders reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the Stockholders so request, Cordant will allow the Stockholders to take possession of such Books and Records.

          (e) COOPERATION. The Stockholders shall cooperate with, and provide assistance to, Cordant in connection with all Tax Returns and all other filings or notices with governmental agencies with respect to the Companies which relate to time periods or events which occurred on or prior to the Closing Date.

          (f) ADJUSTMENTS TO TAXES. The Stockholders, on the one hand, and Cordant, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for (i) periods ending on or prior to the Closing Date or (ii) any Pre-Closing Partial Period. The Stockholders and Cordant shall cooperate with each other in the conduct of any audit, investigation, inquiry, examination, litigation or administrative or judicial proceeding (a "PROCEEDING") involving the Companies or the Subsidiaries or any predecessors thereof, PROVIDED, HOWEVER, subject to the provisions of Section 10.2, the Stockholders shall exercise complete control over the handling, disposition, defense, investigation, conduct and settlement of any Proceeding relating to any liability for, or claims with respect to, Taxes subject to indemnification by the Stockholders under this Agreement. Cordant shall, with reasonable promptness, notify the Stockholders if, in connection with any such Proceeding, any governmental authority proposes in writing to make any assessment or adjustment with respect to any such Taxes covered by the Stockholders' indemnity obligations under this Agreement and shall consult with the Stockholders with respect to any such proposed assessment and adjustment. Cordant and the Stockholders further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (g) INFORMATION. As soon as practicable after a request by Cordant or the Stockholders (the "REQUESTING PARTY"), for a period of seven years from and after the Closing Date, the party of whom such request is made (the "DELIVERING PARTY") shall deliver to the Requesting Party such information and data concerning the Business, activities and Assets of the Companies and the Subsidiaries, including providing the information and data required by the Requesting Party's customary Tax and accounting questionnaires, as are in the Delivering Party's possession or control, and, if Cordant, or an entity that is in Affiliate, predecessor or successor of Cordant, is the Delivering Party, it shall make available such knowledgeable employees of the Delivering Party, or any Affiliate thereof, or any predecessor or successor of the foregoing, as the Requesting Party may reasonably request, in order to enable the Requesting Party to complete and file all Tax Returns and all other federal, state or foreign forms and reports that it may be required to file with respect to the business, activities or assets of any of the Companies or the Subsidiaries or to respond to audits by any taxing or other governmental authorities with respect to such business, activities or assets. The obligations of Cordant or the Stockholders as a Delivering Party under this Section 11.2 to permit access to and review of the foregoing materials are conditioned upon the execution by the Requesting Party of a confidentiality agreement reasonably acceptable to the Delivering Party.

          (h) POST-CLOSING TAX PAYMENTS. The Stockholders shall reimburse Cordant and each of its Affiliates, successors and assigns for Taxes for which any of the Companies or the Subsidiaries or any predecessor thereof are or may be liable or that are or may become due or payable with respect to all taxable periods ending on or prior to the Closing Date and with respect to any Pre-Closing Partial Period that any of Cordant or any of its Affiliates, successors or assigns is obligated to pay in excess of Taxes paid by the Companies or the Subsidiaries prior to the Closing Date or reflected in the accrual or reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Companies Balance Sheet with respect to any of the Companies or the Subsidiaries liable for such Taxes, as such accrual or reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies and the Subsidiaries or as adjusted on the Closing Consolidating Balance Sheet. This Section 11.2(h) shall not have any effect on, and in no way shall negate, the Stockholders' obligations under Article X.

          (i) TAX SHARING AGREEMENTS. All Tax sharing agreements or similar agreements with respect to or involving any of the Companies or MSD shall be terminated as of the Closing Date and, after the Closing Date, neither Cordant nor MSD shall be bound thereby or have any liability thereunder.

          (j) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Cordant when due, and Cordant will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Stockholders will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (k) CHARACTERIZATION OF PAYMENTS. Any payments made to the Stockholders or to Cordant pursuant to this Article XI shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Cordant, the Companies, the Subsidiaries and the Stockholders on their Tax Returns to the extent permitted by law.

11.3 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights or obligations hereunder may be assigned prior to the Closing by the Companies or the Stockholders without the prior written consent of Cordant, or by Cordant without the prior written consent of the Companies and the Stockholders' Representative; provided that Cordant may assign its rights and obligations hereunder to a wholly-owned subsidiary, in which event Cordant shall remain responsible for the performance of all of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns and the Persons indemnified pursuant to Article X, any legal or equitable rights hereunder.

11.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy with receipt confirmed (and, in the case of notices to Mr. Kaminski, by overnight delivery service or registered or certified mail); the Business Day after it is sent, if sent for next day delivery, freight prepaid, to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, postage prepaid, return receipt requested, as follows:

          (a) If to Cordant:

          Cordant  Technologies  Inc.
          15 W. South  Temple,  Suite 1600
          Salt Lake City,  UT  84101-1532
          Telecopy:  (801)  933-4203
          Attention:  General Counsel
                           with a copy to:

                           Latham & Watkins
                           505 Montgomery Street, 19th Floor
                           San Francisco, CA 94111
                           Telecopy:  (415) 395-8095
                           Attention:  Scott R. Haber, Esq.

          (b) If to the Companies or the Stockholders prior to the Closing:

                           Continental/Midland, Inc.
                           24000 South Western Avenue
                           Park Forest, IL 60466
                           Telecopy:  (708) 747-9338
                           Attention:  Chief Executive Officer

                           with a copy to:

                           Much Shelist Freed Denenberg Ament & Rubenstein,P.C. 200 North LaSalle Street, Suite 2100
                           Chicago, IL  60601-1095
                           Telecopy:  (312) 621-1750
                           Attention:  Lawrence H. Brenman, Esq.

          (c) If to the Stockholders after the Closing:

                           c/o Mr. Robert S. Kaminski
                           11411 Swinford Lane
                           Mokena, IL  60448
                           Telecopy:  (708) 479-8688

                           with a copy to:

                           Much Shelist Freed Denenberg Ament & Rubenstein,P.C. 200 North LaSalle Street, Suite 2100
                           Chicago, IL  60601-1095
                           Telecopy:  (312) 621-1750
                           Attention:  Lawrence H. Brenman, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others given in the manner set forth in this Section 11.4. Notice to the Stockholders shall be satisfied upon giving one notice to the Stockholders' Representative as set forth above.

11.5 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Illinois; PROVIDED, HOWEVER, with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, the law of the jurisdiction under which the respective entity derives its powers shall govern.

11.6 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto and the Ancillary Agreements, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.7  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

11.9 EXPENSES. Except as otherwise provided in this Agreement, each of Cordant, the Stockholders and the Companies will be liable for their own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

11.10 PUBLICITY. No party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior written approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof, except as required by law (in which case, the party making such announcement or issuing such press release will provide each other party with a copy of any written statement or announcement that it proposes to make prior to making such announcement and will consult with the other parties with respect thereto).

11.11 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "ACTION" means any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding or investigation.

          "AFFILIATE" of a Person means any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "ANCILLARY AGREEMENTS" means the Senior Advisor Agreement, the Employment Agreements and other agreements, certificates and documents required hereunder to consummate the Closing.

          "ASSETS" means with respect to any Person, all of its right, title and interest in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal.

          "BALANCE SHEET DATE" means June 30, 1999.

          "BANKS" means LaSalle Bank National Association and Harris Bank & Trust Company.

          "BENEFIT ARRANGEMENT" means with respect to any Person, any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, by such Person, or an ERISA Affiliate thereof or under which such Person, or any ERISA Affiliate thereof may incur any liability, and (C) covers any employee or former employee of such Person, or any ERISA Affiliate thereof (with respect to their relationship with such entities).

          "BOOKS AND RECORDS" means, with respect to any Person, (a) all product, business and marketing plans, sales and promotional literature and artwork relating to its Assets or Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to its Assets or Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in its Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by such Person or its respective Affiliates.

          "BUSINESS" means, with respect to any Person, the business of such Person as conducted on the date hereof.

          "CLOSING" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

          "CLOSING DATE" means the date to be specified by Cordant, the Companies and the Stockholders, which shall be no later than the fifth business day following the satisfaction or waiver of all of the conditions set forth in Article VII and in Article VIII hereof.

          "CLOSING PLACE" means such location agreed upon by the parties or, in the absence of such an agreement, the offices of Latham & Watkins, 5800 Sears Tower, Chicago, Illinois 60606.

          "COMPANIES BALANCE SHEET" means the consolidated balance sheet of each of the Companies as of the Balance Sheet Date.

          "COMPANIES     COMMON    STOCK"    means     collectively     the
Continental/Midland Common Stock, the KORE Common Stock and the KORE II Common Stock.

          "COMPANIES DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the date hereof delivered by the Companies to Cordant.

          "COMPANIES FINANCIAL STATEMENTS" means, collectively, the audited financial statements of (a) Continental/Midland for the twelve months ended September 30, 1998, September 30, 1997 and September 30, 1996, (b) KORE for the twelve months ended December 31, 1998, December 31, 1997 and December 31, 1996, and (c) KORE II for the period from its formation to September 30, 1998; and unaudited condensed consolidated financial statements of Continental/Midland and KORE II for the nine months ended on the Balance Sheet Date and of KORE for the six months ended on the Balance Sheet Date.

          "CONSENTS" means, with respect to any Person, any and all licenses, permits, franchises, approvals, authorizations, consents or waivers from third parties (including governmental authorities and parties to such Person's material Contracts) that are (i) required for the consummation of the transactions contemplated by this Agreement or (ii) necessary in order that Cordant can conduct the Businesses of the Companies and MSD after the Closing in substantially the same manner as before the Closing.

          "CONTINENTAL/MIDLAND COMMON STOCK" means the common stock, par value $.01 per share, of Continental/Midland.

          "CONTRACTS" means, with respect to any Person, all agreements, contracts, leases, purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which such Person is a party or by which such Person or any of its Assets are bound or affected, whether written or oral.

          "CORDANT MATERIAL ADVERSE CHANGE" means a change which is, or is reasonably likely to be, materially adverse to the condition (financial or otherwise), business, results of operations, assets, liabilities or operations of Cordant and its subsidiaries, taken as a whole, except for such effects or changes resulting from changes in general economic conditions.

          "COURT ORDER" means, with respect to any Person, any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on such Person or its property under applicable law.

          "DEFAULT" with respect to any Person means (a) a breach of or default under any Contract of such Person, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any such Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination or acceleration under any such Contract.

          "EMPLOYEE PLANS" means, with respect to any Person, all of its respective Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans. "EMPLOYMENT AGREEMENTS" means, collectively, the Employment Agreements between Continental/Midland or KORE and the individuals signatory thereto identified on Section 11.11 of the Companies Disclosure Schedule, substantially in the form of EXHIBIT E hereto.

          "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other similar right of any third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.


          "ENVIRONMENTAL CONDITIONS" mean, with respect to any Person, the Release on or prior to the Closing Date into the environment of any contaminant, irritant or pollutant or other Hazardous Substance (whether or not such pollution constituted at the time thereof a violation of any Environmental Law) as a result of which such Person, has or may become liable to any other Person or by reason of which any of its Assets may suffer or be subjected to any Encumbrance.

          "ENVIRONMENTAL LAWS" mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees. Environmental Laws include the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law.

          "ERISA"  means the  Employee  Retirement  Income  Security Act of
1974.

          "ERISA AFFILIATE" means, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with such Person as defined in
Section 414(b) or (c) of the Code.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

          "HAZARDOUS SUBSTANCE" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

          "HSR ACT" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

          "INVENTORY" means, with respect to any Person, all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

          "KORE COMMON STOCK" means the common stock, no par value, of KORE.

          "KORE II COMMON STOCK" means the common stock, no par value, of KORE II.

          "LIABILITIES" means, with respect to any Person, any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by such Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect or change which is, or is reasonably likely to be, materially adverse to the condition (financial or otherwise), business, results of operations, assets, liabilities or operations of the Companies and MSD, taken as a whole, except for such effects or changes resulting from changes in general economic conditions.

          "MULTIEMPLOYER PLAN" means, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent in all material respects with past custom and practice of the Business as a whole (including with respect to quantity and frequency).

          "PENSION PLAN" means, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which such Person or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate thereof may incur any liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate thereof (with respect to their relationship with such entities).

          "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local.

          "PERMITTED ENCUMBRANCES" means, to the extent applicable, Encumbrances which (a) are liens for Taxes not yet due and payable, (b) do not, individually or in the aggregate, materially detract from the value of the assets to which they attach, (c) are mechanics', carriers', materialmen's, landlords', workers' or other similar liens incurred in the ordinary course of business, (d) relate to molds, equipment or similar assets owned by customers or third parties that are used by the Companies and MSD in their operations, (e) installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto, and (f) encumbrances securing the obligations of the Companies to the Banks.

          "PERSON" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

          "PROPRIETARY RIGHTS" means (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (e) other proprietary rights, (f) copies and tangible embodiments thereof (in whatever form or medium) and (g) licenses granting any rights with respect to any of the foregoing.

          "REGULATIONS" means any laws, statutes, ordinances, regulations, rules, court decisions, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "RELATED PARTY" means as to any Person, any of such Person's officers and directors, any Affiliate of such Person or the respective officers and directors of any such Affiliate.

          "RELEASE" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

          "REPRESENTATIVE"   means  any   officer,   director,   principal,
attorney, accountant, agent, employee or other representative of any Person.

          "SEC" means the Securities and Exchange Commission.

          "SENIOR   ADVISOR   AGREEMENT"   means  the  Senior  Advisor  and
Employment Agreement between Continental/Midland and Robert S. Kaminski, substantially in the form of EXHIBIT F hereto.

                  "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information

                  "TAXES" mean any and all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other Taxes, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any Taxes.

          "TO THE KNOWLEDGE OF THE COMPANIES" (or similar phrases) means to the knowledge of the Stockholders (individually) and the officers and directors of the Companies. "TO THE KNOWLEDGE OF CORDANT" (or similar phrases) means to the knowledge of the chief executive officer, the chief financial officer and the general counsel of Cordant.

          "WELFARE PLAN" means with respect to any Person any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (i) which such Person or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate thereof may incur any liability and (ii) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities) thereof.

          "YEAR 2000 COMPLIANT" shall mean that such Computer Systems will correctly process, provide and receive date data before, during and after January 1, 2000 and that there will be no material loss of any functionality of and no material disruption to any such Computer Systems due solely to date data as a result of the introduction, processing, entry or input of records containing any such date data.

11.12 TRUSTEE LIABILITY. When this Agreement or any Ancillary Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof. Any liability of any Stockholder which is a trust, whether owing to Cordant or to any other Person, shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof, except to the extent that the Purchase Price has been distributed to such grantor or beneficiary, in which case such grantor or beneficiary shall be liable under this Agreement to the extent that the Purchase Price has been distributed to such grantor or beneficiary.

11.13    INTERPRETATION PROVISIONS

          (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

          (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto through the relevant date.

          (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (d)  The  captions  and  headings  of  this   Agreement  are  for
convenience of reference only and shall not affect the construction of this Agreement.

          (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

          (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.



                          [Signature pages follow]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.



                              CONTINENTAL/MIDLAND, INC., a Delaware
                              corporation


                              By:______________________________________
                              Name:____________________________________
                              Its:_______________________________________


                               KORE, INC., an Illinois corporation

                               By:______________________________________
                               Name:____________________________________
                               Its:_______________________________________


                                KORE II, INC., an Illinois corporation


                                By:______________________________________
                                Name:____________________________________
                                Its:_______________________________________


                                CORDANT TECHNOLOGIES INC.,
                                a Delaware corporation


                                By:______________________________________
                                Name: Daniel S. Hapke
                                Its:  Senior Vice President and General Counsel

                                ROBERT S. KAMINSKI REVOCABLE TRUST
                                DATED JUNE 17, 1988


                                By:______________________________________
                                     Robert S. Kaminski, Trustee


                                DAVID MICHAEL KAMINSKI TRUST DATED
                                DECEMBER 25, 1992
                                JANICE MARIE KAMINSKI TRUST DATED
                                DECEMBER 25, 1992
                                ROBERT MICHAEL KAMINSKI TRUST DATED
                                DECEMBER 25, 1992


                                By:______________________________________
                                     Mary Ann Kaminski, Co-Trustee


                                By:______________________________________
                                     Lawrence H. Brenman, Co-Trustee



                                -----------------------------------------
                                     Mary Ann Kaminski, an individual

Agreed and accepted as to Section 11.12
as of the date first written above:


__________________________________________
Robert S. Kaminski, an individual